                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                        UNITED HEALTHCARE CORPORATION,

                          MONTANA ACQUISITION, INC.,

                        THE METRAHEALTH COMPANIES, INC.

                                      AND

                      CERTAIN OTHER PERSONS NAMED HEREIN


                                 JUNE 25, 1995
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                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----

ARTICLE I   THE MERGER..................................................  1

    SECTION 1.01  The Merger............................................  1
    SECTION 1.02  Effective Time........................................  2
    SECTION 1.03  Effect of the Merger..................................  2
    SECTION 1.04  Certificate of Incorporation; By-Laws.................  2
    SECTION 1.05  Directors and Officers................................  2
    SECTION 1.06  Taking Necessary Action; Further Action...............  2
    SECTION 1.07  The Closing...........................................  3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF
            CERTIFICATES................................................  3

    SECTION 2.01  Conversion of Securities..............................  3
    SECTION 2.02  Exchange of Certificates..............................  5
    SECTION 2.03  Adjustments to Contingent Consideration...............  6
    SECTION 2.04  Determination of Preferred Conversion Price........... 10
    SECTION 2.05  Contingent Payment Rights............................. 10
    SECTION 2.06  Stock Transfer Books.................................. 13
    SECTION 2.07  Restricted Stock and Stock Options.................... 13
    SECTION 2.08  Dissenting Stockholders............................... 16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............... 16

    SECTION 3.01  Organization and Qualification; Subsidiaries.......... 16
    SECTION 3.02  Certificate of Incorporation; By-Laws................. 17
    SECTION 3.03  Capitalization........................................ 17
    SECTION 3.04  Authority; Enforceability; Vote Required.............. 18
    SECTION 3.05  No Conflict; Required Filings and Consents............ 18
    SECTION 3.06  Permits; Compliance................................... 19
    SECTION 3.07  Reports; Financial Statements; Financial Matters...... 20
    SECTION 3.08  Absence of Certain Changes or Events.................. 23
    SECTION 3.09  Absence of Litigation................................. 24
    SECTION 3.10  Contracts; No Default................................. 24
    SECTION 3.11  Employee Benefit Plans; Labor Matters................. 26
    SECTION 3.12  Taxes................................................. 31
    SECTION 3.13  Third-Party Funds..................................... 34
    SECTION 3.14  Brokers and Agents; Insurance Matters................. 34
    SECTION 3.15  Intellectual Property Rights.......................... 35
    SECTION 3.16  Certain Business Practices and Regulations............ 36


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    SECTION 3.17  Insurance............................................. 36
    SECTION 3.18  Certain Relationships................................. 37
    SECTION 3.19  Title to Properties; Environmental Matters............ 37
    SECTION 3.20  Brokers............................................... 39
    SECTION 3.21  Effective Time; Disclosure............................ 39

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS......... 40

    SECTION 4.01  Organization and Qualification........................ 40
    SECTION 4.02  Authority; Enforceability............................. 40
    SECTION 4.03  No Conflict; Required Filings and Consents............ 40
    SECTION 4.04  Ownership of Stock.................................... 41
    SECTION 4.05  Brokers............................................... 42
    SECTION 4.06  Investment Representations............................ 42
    SECTION 4.07  Effective Time; Disclosure............................ 42

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
             ACQUIROR SUB............................................... 42

    SECTION 5.01  Organization and Qualification........................ 43
    SECTION 5.02  Articles of Incorporation; By-Laws.................... 43
    SECTION 5.03  Capitalization........................................ 43
    SECTION 5.04  Authority; Enforceability............................. 44
    SECTION 5.05  No Conflict; Required Filings and Consents............ 45
    SECTION 5.06  Reports; Financial Statements......................... 46
    SECTION 5.07  Ownership of Acquiror Sub; No Prior Activities........ 47
    SECTION 5.08  Brokers............................................... 48
    SECTION 5.09  Permits; Compliance................................... 48
    SECTION 5.10  Absence of Litigation................................. 48
    SECTION 5.11  Absence of Certain Changes or Events.................. 49
    SECTION 5.12  Effective Time; Disclosure............................ 49

ARTICLE VI  COVENANTS RELATING TO CONDUCT OF BUSINESS................... 49

    SECTION 6.01  Affirmative Covenants of the Company.................. 49
    SECTION 6.02  Negative Covenants of the Company..................... 50
    SECTION 6.03  Covenants of the Stockholders......................... 53
    SECTION 6.04  Affirmative Covenants of Acquiror..................... 55
    SECTION 6.05  Access and Information................................ 55

ARTICLE VII ADDITIONAL AGREEMENTS....................................... 56

    SECTION 7.01  Approval of Stockholders.............................. 56
    SECTION 7.02  Appropriate Action; Consents; Filings................. 57
    SECTION 7.03  New York State Employees Contract..................... 58


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SECTION 7.04  Update Disclosure; Breaches............................... 58
SECTION 7.05  Public Announcements...................................... 59
SECTION 7.06  Indemnification of Directors and Officers................. 59
SECTION 7.07  Obligations of Acquiror Sub............................... 60
SECTION 7.08  Severance and Employment Agreements....................... 60
SECTION 7.09  Company Employee Benefit Plans............................ 62
SECTION 7.10  Related Agreements........................................ 63
SECTION 7.11  Utilization of Products and Services...................... 63
SECTION 7.12  Amendment of Certain Agreements........................... 64
SECTION 7.13  Rights under Master Agreement............................. 64
SECTION 7.14  Restructuring Matters..................................... 65
SECTION 7.15  Cooperation and Exchange of Tax Information;
              Preparation of Tax Returns................................ 66
SECTION 7.16  Use of Computer Software.................................. 68
SECTION 7.17  Assumption of Registration Rights Agreement............... 69
SECTION 7.18  Waiver of Rights of First Refusal......................... 69
SECTION 7.19  Post-Closing Cooperation.................................. 69
SECTION 7.20  Certain Litigation........................................ 70
SECTION 7.21  Post-Effective Time Employee Benefit Plans................ 71

ARTICLE VIII CLOSING CONDITIONS......................................... 73

SECTION 8.01  Conditions to Obligations of Each Party Under This
              Agreement................................................. 73
SECTION 8.02  Additional Conditions to Obligations of Acquiror and
              Acquiror Sub.............................................. 75
SECTION 8.03  Additional Conditions to Obligations of the Company....... 76

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER.......................... 77

SECTION 9.01  Termination............................................... 77
SECTION 9.02  Effect of Termination..................................... 77
SECTION 9.03  Fees and Expenses......................................... 78

ARTICLE X    INDEMNIFICATION............................................ 79

SECTION 10.01 Survival of Representations and Warranties................ 79
SECTION 10.02 Indemnification by the Stockholders....................... 79
SECTION 10.03 Indemnification by Acquiror............................... 81
SECTION 10.04 Method of Asserting Claims................................ 81
SECTION 10.05 Expiration of Indemnities................................. 83
SECTION 10.06 Indemnification Claims; Interest.......................... 83
SECTION 10.07 Tax Claims; Certain Contest Rights........................ 84
SECTION 10.08 No Right of Offset........................................ 86
SECTION 10.09 Exclusive Remedy.......................................... 86


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ARTICLE XI   DEFINITIONS................................................ 86

    SECTION 11.01  Defined Terms........................................ 86

ARTICLE XII  GENERAL PROVISIONS......................................... 93

    SECTION 12.01 Arbitration........................................... 93
    SECTION 12.02 Notices............................................... 94
    SECTION 12.03 Amendment............................................. 95
    SECTION 12.04 Waiver................................................ 96
    SECTION 12.05 Headings.............................................. 96
    SECTION 12.06 Severability.......................................... 96
    SECTION 12.07 Entire Agreements..................................... 96
    SECTION 12.08 Assignment............................................ 96
    SECTION 12.09 Parties in Interest................................... 96
    SECTION 12.10 Governing Law......................................... 96
    SECTION 12.11 Best Efforts.......................................... 97
    SECTION 12.12 Counterparts.......................................... 97
    SECTION 12.13 Tax Treatment......................................... 97

                                   EXHIBITS
                                   --------
Exhibit 1.04     Amendments to Acquiror Sub's Certificate of
                  Incorporation
Exhibit 2.03     Calculation of Company Earnings
Exhibit 2.05     Definition of Earnings Per Share
Exhibit 2.07(a)  Company Restricted Shares
Exhibit 7.10(a)  Amended Marketing Agreement
Exhibit 7.10(b)  Standstill Agreement
Exhibit 7.14(b)  Leased Premises
Exhibit 7.19     Liaison Committee
Exhibit 8.01(d)  Registration Rights Agreement
Exhibit 11.01    Certificate of Designations


                                   SCHEDULES
                                   ---------

Company Disclosure Schedule
Acquiror Disclosure Schedule
Stockholder Disclosure Schedule
Schedule of Stockholders


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          THIS AGREEMENT AND PLAN OF MERGER, dated as of June 25, 1995 (this
"Agreement"), is by and among UNITED HEALTHCARE CORPORATION, a Minnesota corporation ("Acquiror"), Montana Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Acquiror ("Acquiror Sub"), The MetraHealth Companies, Inc., a Delaware corporation (the "Company"), each of the stockholders of the Company listed on the Schedule of Stockholders attached to this Agreement (each a "Stockholder and collectively, the "Stockholders"), and Metropolitan Life Insurance Company, a New York mutual life insurance company ("MetLife"). Capitalized terms used and not otherwise defined in this Agreement are defined in Article XI.

                                  WITNESSETH:

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is in the best interests of the holders of Company Common Stock and
(ii) approved and adopted this Agreement and the transactions contemplated hereby and recommended adoption of this Agreement by the stockholders of the Company;

          WHEREAS, the Board of Directors of Acquiror has determined that the Merger is in the best interests of Acquiror and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

          WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law, desires to merge with and into the Company (the "Merger") and its Board of Directors has approved and adopted, and its sole stockholder has adopted, this Agreement and the transactions contemplated hereby; and

          WHEREAS, the Stockholders collectively own approximately 96% of the outstanding capital stock of the Company and desire to enter into this Agreement to induce Acquiror and Acquiror Sub to enter into this Agreement and consummate the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

          SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time, Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and

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the Company shall continue as the surviving corporation of the Merger (the
"Surviving Corporation"). Acquiror Sub and the Company are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

          SECTION 1.02 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver, of the conditions set forth in Article VIII, but in no event later than December 31, 1995 (subject to extension as provided in Section 9.01(d)), the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time"); provided that the parties agree to use their best efforts to consummate the Merger as soon as practicable after the date of this Agreement.

          SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of those laws, and subject to their provisions, at the Effective Time, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

          SECTION 1.04 Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation, as amended by the amendments thereto set forth in Exhibit 1.04 to this Agreement (which amendments shall become effective only at the Effective Time), and the By-Laws of Acquiror Sub shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

          SECTION 1.05  Directors and Officers.  The directors of Acquiror
Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.06 Taking Necessary Action; Further Action. Acquiror, Acquiror Sub, the Company and the Stockholders, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under Delaware Law at the time specified in Section 1.02. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent

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Corporation or otherwise to take, and shall take, all such lawful and necessary action.

          SECTION 1.07 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, or at such other place that is mutually acceptable to the parties, and will be effective at the Effective Time.

                                  ARTICLE II

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
              --------------------------------------------------

          SECTION 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror Sub, the Company or the holders of any of the following securities:

          (a) Each share of Company Common Stock, including all restricted shares, outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(c), into and become the right to receive the following (collectively, the "Merger Consideration"):

          (i) an amount in cash (the "Cash Consideration") equal to (A) $1,150,000,000 (less the amount of dividends, if any, paid by the Company to its stockholders after the date of this Agreement and prior to the Effective Time which have been consented to by Acquiror) divided by (B) the number of shares of Company Common Stock, including all restricted shares, outstanding at the Effective Time;

          (ii) a number of shares of Acquiror Preferred Stock equal to (A) 500,000 divided by (B) the number of shares of Company Common Stock, including all restricted shares, outstanding at the Effective Time;

          (iii) an amount (the "Contingent Consideration") equal to (A) $350,000,000 less (B) the amount of the reductions, if any, determined under
Section 2.03 of this Agreement divided by (C) the number of shares of Company Common Stock, including all restricted shares, outstanding at the Effective Time, which amount shall, at Acquiror's election, be payable, subject to Section 2.03(c), either (x) in cash, (y) by issuance of one or more types of Alternative Securities priced as provided in Section 2.03(d)(iv) in an aggregate amount equal to the amount of the Contingent Consideration to be paid in the form of Alternative Securities; or (z) any combination of cash and/or Alternative Securities the Contingent Consideration (whether the initial payment under Section 2.03(a) or any adjustments thereto under Sections 2.03(b) or (c)) shall also include interest, which interest shall be payable in cash, on the amount of Contingent Consideration paid

                                      -3-
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from the Effective Time to the date of payment or issuance of Contingent
Consideration at the rate specified in Section 10.06; and

          (iv) one "Contingent Payment Right" having the rights and terms set forth in Section 2.05.

Notwithstanding the foregoing, the amounts issuable in respect of Company Common Stock under clauses (i) and (ii) above shall be aggregated, and each holder of Company Common Stock shall have the right to elect to receive either all Cash Consideration or a combination of Cash Consideration and Acquiror Preferred Stock, subject to the following:

          (aa) each of TIC and TIG hereby elects to receive all Cash Consideration and no Acquiror Preferred Stock;

          (bb) MHH hereby elects to receive the full $500,000,000 face value of Acquiror Preferred Stock, subject to reduction under clause (cc) below, and the balance of the amounts payable to it under clauses (i) and (ii) above as Cash Consideration;

          (cc) in no event shall the aggregate amount of Acquiror Preferred Stock issued under clause (ii) above exceed a face value of $500,000,000, and if one or more holders of Company Common Stock other than MHH elect to receive Acquiror Preferred Stock, the amount of Acquiror Preferred Stock issuable to MHH shall be reduced by the amount of Acquiror Preferred Stock allocable to the holders who make such an election and MHH shall receive cash equal to the aggregate face value of Acquiror Preferred Stock that such other holders have elected to receive; and

          (dd) in no event shall the Cash Consideration exceed $1,150,000,000 (less the amount of dividends, if any, paid by the Company to its stockholders after the date of this Agreement and prior to the Effective Time which have been consented to by Acquiror).

          The foregoing formula for conversion of the Company Common Stock is referred to as the "Exchange Ratio." Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. In addition, if between the date of this Agreement and the Effective Time an event of the type described in Section 9 of the Certificate of Designations occurs, the conversion price of the Acquiror Preferred Stock set forth in the Certificate of Designations shall be correspondingly adjusted to reflect such event in the same

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manner as such conversion price would have been adjusted if the Acquiror
Preferred Stock had been issued on the date of this Agreement.

          All shares of Company Common Stock converted pursuant to the Merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration into which such Company Common Stock was converted in the Merger and cash in lieu of fractional shares of Acquiror Preferred Stock pursuant to Section 2.02(c). Certificates previously representing shares of Company Common Stock shall be exchanged for the Cash Consideration and certificates representing whole shares of Acquiror Preferred Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section
2.02. No fractional share of Acquiror Preferred Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(c) of this Agreement, without interest.

          (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

          (c) Each share of common stock, par value $.01 per share, of Acquiror Sub ("Acquiror Sub Common Stock") issued and outstanding immediately prior to the Effective Time, shall be converted into and become one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          SECTION 2.02  Exchange of Certificates.

          (a) Payment of Merger Consideration; Exchange of Certificates. On the date the Effective Time occurs (the "Closing Date"), each holder of Company Common Stock shall be entitled to receive (i) the Cash Consideration to which such holder is entitled under Section 2.01, payable by cashier's or certified check or, if requested by such holder, by wire transfer of immediately available funds to an account specified by such holder, (ii) a certificate or certificates representing the number of whole shares of Acquiror Preferred Stock, if any, issuable to such holder with respect to the aggregate number of such shares as provided in Section 2.01, (iii) a cash payment in lieu of fractional shares, if any, as provided in Section 2.02(c), and (iv) the Contingent Payment Rights with respect to such shares, which Rights shall be uncertificated and shall have only the rights and terms set forth in Section 2.05. The Contingent Consideration to which such holder is entitled, if any, shall be paid as specified in Section
2.03. Upon surrender of each outstanding certificate theretofore evidencing outstanding shares of Company Common Stock

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("Certificates"), the Acquiror shall pay to the holder of such Certificate the
Merger Consideration, as set forth above in this Section 2.02(a).

          (b) No Further Rights in Company Common Stock. All shares of Acquiror Preferred Stock issued, the Cash Consideration paid, and cash paid in lieu of fractional shares of Acquiror Preferred Stock pursuant to Section 2.02(c), upon conversion of the shares of Company Common Stock in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, other than the right to receive payments in respect of the Contingent Consideration in accordance with Section 2.03 and the Contingent Payment Rights in accordance with Section 2.05.

          (c) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Preferred Stock shall be issued upon the surrender for exchange of Certificates, and the owner of such fractional share interests will not be entitled to vote or to any other rights of a stockholder of Acquiror. Each holder of Certificates who otherwise would be entitled to receive a fractional share of Acquiror Preferred Stock shall receive, in lieu of such fractional share interest, an amount of cash (without interest) determined by multiplying (i) the closing sale price per share of Acquiror Common Stock as reported on the NYSE on the business day immediately preceding the Closing Date by (ii) the number of shares of Acquiror Common Stock into which the fractional share interest to which such holder would otherwise be entitled would otherwise be convertible.

          SECTION 2.03  Adjustments to Contingent Consideration.

          (a) If the amount of Company Earnings for the year ending December 31, 1995 is: (i) $190,000,000 or higher, there shall be no reduction in the Contingent Consideration under this Section 2.03; (ii) less than $190,000,000 but greater than $155,000,000, then the aggregate Contingent Consideration shall be reduced by $10 for every dollar by which the amount of Company Earnings for such year is less than $190,000,000; and (iii) $155,000,000 or less, then the aggregate Contingent Consideration shall be reduced by $350,000,000. Not later than 10 days following completion of the special review to be conducted by Deloitte & Touche of the combined financial statements of the MetraHealth Business for the year ending December 31, 1995, the Company shall prepare and deliver to each of Acquiror and the Stockholders in accordance with the procedures set forth on Exhibit 2.03 a statement (the "Initial Company Earnings Statement") setting forth the amount of Company Earnings and the aggregate amount of the Contingent Consideration payable, if any, in accordance with this
Section 2.03, a detailed reconciliation of the combined after tax net income or loss of the MetraHealth Business to Company Earnings, prepared by officers of the Company who were officers prior to the Effective Time, and a reasonably detailed description of the calculation of such Company Earnings and Contingent Consideration. The parties hereby agree that Deloitte & Touche will be retained by the Stockholders and that the scope of the work to be performed by Deloitte & Touche will be determined by the Stockholders in their sole discretion. In no event will such scope be less than what would otherwise be required had the procedures to be employed by Deloitte & Touche been sufficient to constitute an audit in accordance with Generally Accepted Auditing Standards. The Company shall use its best efforts to cause such special review to be completed as soon as practicable after December 31, 1995. The amount of the Contingent Consideration payment reflected on the Initial Company Earnings Statement shall be paid (if cash) or issued (if Alternative Securities) by Acquiror to the persons entitled to receive such Contingent Consideration on the fifth business day following delivery of the Initial Company Earnings Statement, subject to extension in accordance with Section 2.03(d). If Acquiror intends to issue Alternative Securities, Acquiror shall give notice to the Stockholders of such intent at least five business days prior to issuance of such securities. The aggregate amount of Contingent Consideration payable or issuable under this Agreement shall equal $350,000,000 less the aggregate reductions, if any, to Contingent Consideration determined in accordance with this Section 2.03(a). Cash paid in respect of Contingent Consideration, together with interest thereon in accordance with Section 2.01(a)(iii), shall be paid by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person. "Company Earnings" shall be determined in accordance with the provisions of Exhibit 2.03 attached to this Agreement. The calculation of the amount of Contingent Consideration paid under this Section 2.03(a) shall be subject to review as provided in Section 2.03(c) below.

          (b) The amount of Company Earnings reflected on the Initial Company Earnings Statement and the amount of Contingent Consideration payable under
Section 2.03(a), as finally determined hereunder, shall be subject to adjustment as set forth on Exhibit 2.03 (the "Claims Accrual Adjustment"). Not later than August 31, 1996, the Company shall prepare and deliver to each of Acquiror and the Stockholders in accordance with the procedures set forth on Exhibit 2.03 a statement (the "Second Company Earnings Statement") setting forth the calculation of the Claims Accrual Adjustment, including the resulting amount of adjustments, if any, to Company Earnings and to the aggregate amount of Contingent Consideration paid under Section 2.03(a), setting forth in reasonable detail the basis for the determination of the Claims Accrual Adjustment. If as a result of the Claims Accrual Adjustment an additional amount is payable to the persons entitled to receive Contingent Consideration or an amount is required to be paid by such persons to Acquiror, then such amount shall be paid in cash by Acquiror to the persons entitled to receive Contingent Consideration, or by such persons to Acquiror, as the case may be, on the fifth business day following delivery of the Second Company Earnings Statement. The calculation of the amount of the Claims Accrual Adjustment paid under this Section 2.03(b) shall be subject to review as provided in Section 2.03(c) below. Cash paid in respect of Contingent Consideration, together with interest thereon in accordance with
Section 2.01(a)(iii), shall be paid by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person.

          (c) If Acquiror or a Stockholder entitled to receive Contingent Consideration shall have any objections to the Initial Company Earnings Statement or the Second Company Earnings Statement, Acquiror or such Stockholder shall deliver a reasonably detailed statement describing its objections to Acquiror, the Company and the other Stockholders entitled to receive Contingent Consideration within 30 business days after receiving the Company Earnings Statement in question. In the event no such statement is delivered within such 30-business day period, the Company's calculation of Company Earnings and the amount of Contingent Consideration payable (as set forth in the Initial Company Earnings Statement), or the Company's calculation of the Claims Accrual Adjustment (as set forth in the Second Company Earnings Statement), as the case may be, shall be conclusive. The Stockholders entitled to receive Contingent Consideration and Acquiror will use reasonable efforts to resolve any objections to the calculation of Company Earnings and/or the Contingent Consideration payment and/or the Claims Accrual Adjustment, in each case which are timely raised by a Stockholder or Acquiror. If the parties do not obtain a final resolution within 20 days after delivery of a statement of objections, such Stockholders and Acquiror will select an accounting firm mutually acceptable to them to resolve any remaining objections. If such Stockholders and Acquiror are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally-recognized accounting firms, after excluding the regular outside accounting firms of Acquiror and each of the Stockholders. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. In the event that parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 2.03(c), the fees and expenses of the accounting firm shall (i) be borne by the objecting party if such accounting firm determines that no additional payment is due to such party, (ii) be borne equally by Acquiror and the Stockholders if the payment which such accounting firm determines to be due to the Stockholders or Acquiror does not vary from the payment reflected on the Initial or Second Company Earnings Statement, as the case may be, by more than $5,000,000, (iii) be borne by Acquiror if the payment which such accounting firm determines to be due to the Stockholders exceeds the payment reflected on the Initial or Second Company Earnings Statement, as the case may be, by more than $5,000,000 or (iv) be borne by the Stockholders if the payment reflected on the Initial or Second Company Earnings Statement, as the case may be, is more than $5,000,000 in excess of the payment which such accounting firm determines to be due to the Stockholders. Any additional amount of Contingent Consideration to be paid to the holders of Company Common Stock under this Section 2.03(c) upon final resolution of disputes regarding the Initial Company Earnings Statement or the Second Company Earnings Statement, as the case may be, shall be paid in cash by Acquiror to the persons entitled to receive such additional Contingent Consideration on the fifth business day following the final determination of the amount of such additional Contingent Consideration. Any reduction to the

Contingent Consideration initially paid by Acquiror under Section 2.03(a) which is to be paid to Acquiror under this Section 2.03(c) upon final resolution of disputes regarding the Initial Company Earnings Statement or the Second Company Earnings Statement shall be paid in cash to Acquiror by the persons who were entitled to receive the initial payment of Contingent Consideration under
Section 2.03(a) on the fifth business day following the final determination of the amount of such additional Contingent Consideration. Any such cash payment shall be paid by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person.

          (d) For purposes of this Agreement, "Alternative Securities" means one or more of the following types of securities: convertible preferred stock; non-convertible preferred stock; convertible debt securities; non-convertible debt securities; convertible MIPS(TM); or other comparable securities, in each case having terms substantially similar to those which are prevailing in the market at the time of issuance for Alternative Securities of the type(s) issued under
Section 2.01(a)(iii).  In the event any Alternative Securities are issued under
Section 2.01(a)(iii), the following provisions shall apply:

          (i) The aggregate liquidation value and/or principal amount of any particular type or class of Alternative Securities shall be not less than $100 million;

          (ii) Acquiror shall pay all Registration Expenses (as defined in the Registration Agreement) incurred upon subsequent resale of Alternative Securities, which expenses shall be subject to Acquiror's reasonable advance approval;

          (iii) Subject to postponement under the circumstances provided in
Section 2.6 of the Registration Agreement, Acquiror shall prepare and file a registration statement under the Securities Act covering the resale of such Alternative Securities, and shall use its best efforts to cause such registration statement to become effective as soon as practicable after filing, and shall use best efforts to keep such registration statement effective for a period not to exceed 90 days from the date of its effectiveness; and

          (iv) Such Alternative Securities shall be immediately marketable under federal and state securities laws and shall be priced to trade at their respective liquidation values or principal amounts on a fully distributed basis on the date of delivery, provided that if Acquiror cannot deliver immediately marketable securities on such date, it may deliver such Alternative Securities within 60 days of such date, priced to trade at their respective liquidation values or principal amounts on a fully distributed basis on such date of delivery. If such Alternative Securities are not delivered within such 60-day period, Acquiror shall in lieu thereof deliver cash equal to the aggregate amount of Contingent Consideration represented thereby. The price of the Alternative Securities shall be jointly determined by investment bankers for each of Acquiror and MetLife or, if such investment bankers cannot agree within two business days, by a third investment banker to be chosen by Acquiror's and MetLife's investment bankers.

          SECTION 2.04 Determination of Preferred Conversion Price. The "Preferred Conversion Price" of a share of Acquiror Preferred Stock means $49.477; provided, however, that if the average closing price of Acquiror Common Stock as quoted on the NYSE for the five trading days ending with the second trading day preceding the Closing Date (the "Average Stock Price") is $48.27 or higher, then the "Preferred Conversion Price" of a share of Acquiror Preferred Stock means the product determined by multiplying (i) 1.025 by (ii) the Average Stock Price.

          SECTION 2.05  Contingent Payment Rights.

          (a) Each Contingent Payment Right shall represent only a right to receive a cash payment (the "Earn-Out") from Acquiror, subject to the terms set forth in this Section 2.05. The amount of any Earn-Out payment payable with respect to each Contingent Payment Right shall be equal to the aggregate Earn-Out payment payable, calculated as set forth below, divided by the total number of Contingent Payment Rights outstanding as of the date such payment is due.
Not later than 10 days following the completion of the audit of Acquiror's financial statements for each Earn-Out Year (as defined below), Acquiror shall prepare and deliver to the Stockholders entitled to receive payment a statement (the "Earn-Out Statement") setting forth the amount of Earnings Per Share (as defined below), the amount of the Earn-Out, if any, payable for such Earn-Out Year in accordance with this Section 2.05 and a reasonably detailed description of the calculations of such Earnings Per Share and Earn-Out amount. The amount of the Earn-Out payment reflected on the Earn-Out Statement shall be paid by Acquiror to the holders of Contingent Payment Rights not later than the tenth business day following the date the Earn-Out Statement is required to be delivered to the Stockholders entitled to receive payment (the "Earn-Out Payment Date"). Any objections made to the calculation of Earnings Per Share and/or the amount of the Earn-Out payment shall be resolved in accordance with Section 2.05(f). In connection with any payment of the Earn-Out, Acquiror shall also pay to each holder of Contingent Payment Rights interest on the amount of the Earn-Out determined to be payable under this Section 2.05 to such holder for the period beginning on the Earn-Out Payment Date to the date such amount is actually paid, at the rate specified in Section 10.06. Contingent Payment Rights shall not possess any attributes of common stock or other security and shall not entitle the holders of the Contingent Payment Rights to any rights of any kind other than as specifically set forth in this Agreement.

          (b) The term "Earn-Out Year" shall refer to each of the following twelve-month periods: (i) the period from January 1, 1996 through December 31, 1996; and (ii) the period from January 1, 1997 through December 31, 1997.

          (c) The Earn-Out payments shall be determined by measuring Acquiror's Earnings Per Share for Earn-Out Years 1996 and 1997 against Threshold Earnings Per Share and Maximum Earnings Per Share for such Earn-Out Years, calculated as set forth on Exhibit 2.05.

          (d) Failure to achieve the Threshold Earnings Per Share amount in any Earn-Out Year will result in no Earn-Out payment being made for that Earn-Out Year. Achieving the Maximum or greater Earnings Per Share in any Earn-Out Year will result in the maximum Earn-Out payment to all holders of Contingent Payment Rights, collectively, of $175,000,000 being made for that Earn-Out Year. Earnings Per Share in any Earn-Out Year which is between the Threshold and Maximum Earnings Per Share amounts for such year will result in an Earn-Out payment to all holders of Contingent Payment Rights, collectively, being made for that Earn-Out Year calculated as follows:

     Aggregate Earn-Out payment = [(X-Y) / (Z-Y)] x $175,000,000

     Where:    X  = the actual Earnings Per Share for an Earn-Out Year,
               Y = the Threshold Earnings Per Share for an Earn-Out Year Z = the Maximum Earnings Per Share for an Earn-Out Year

               Note: X will be calculated to four decimal places and rounded to the nearest two decimal places.

          (e) "Earnings Per Share" for each Earn-Out Year shall be determined in accordance with the provisions of Exhibit 2.05.

          (f) If a Stockholder entitled to receive payment shall have any objections to the Earn-Out Statement, such Stockholder shall deliver a reasonably detailed statement describing its objections to Acquiror within 30 days after receiving the Earn-Out Statement in question. In the event such statement is not delivered to Acquiror within such 30-day period, Acquiror's calculation of Earnings Per Share and the Earn-Out payment, as set forth in the Earn-Out Statement, shall be conclusive as to such Stockholder. The Stockholders entitled to receive payment and Acquiror will use reasonable efforts to resolve any objections to the calculation of Earnings Per Share and/or the Earn-Out Payment which are timely raised by such Stockholders. If the parties do not obtain a final resolution within 20 days after Acquiror's receipt of a statement of objections, the Stockholders entitled to receive payment and Acquiror will select an accounting firm mutually acceptable to them to resolve any remaining objections. If such Stockholders and Acquiror are unable to agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of nationally recognized accounting firms, after excluding the regular outside accounting firms of Acquiror and each such Stockholder. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. If such accounting firm determines that the Stockholders are entitled, under this
Section 2.05, to an additional payment from

Acquiror, the Acquiror shall pay such amount with interest from the Earn-Out Payment Date to the date such amount is actually paid at the rate specified in
Section 10.06. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section 2.05(f), the fees and expenses of the accounting firm shall (i) be borne by the objecting Stockholder if such accounting firm determines that no additional payment is due to such Stockholder, (ii) be borne equally by Acquiror and such Stockholder if the payment which such accounting firm determines to be due to such Stockholder does not exceed the Earn-Out payment reflected on the Earn-Out Statement by more than $5,000,000, or (iii) be borne by Acquiror if the payment which such accounting firm determines to be due to such Stockholder exceeds the Earn-Out payment reflected on the Earn-Out Statement by more than $5,000,000.

          (g) The Contingent Payment Rights are personal to each initial holder thereof and shall not be transferable for any reason other than (i) to an affiliate of such holder, (ii) to another holder of Contingent Payment Rights or
(iii) by operation of law or by will or the laws of descent and distribution. Any attempted transfer of a Contingent Payment Right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void.

          (h) Payment of the Earn-Out shall be made by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person, after taking such action as is necessary to assure that all applicable federal or state income withholding and any other taxes are withheld and deducted from such funds otherwise to be paid to the holders of Contingent Payment Rights. Each payment of the Earn-Out shall, to the extent required by Law, be deemed to include interest at the applicable federal rate under the Code (it being understood that such deemed interest will not affect the amount due and payable, if any, under this Section 2.05).

          (i) In the event that an Acquiror Change of Control occurs prior to the end of the second Earn-Out Year, Acquiror will, prior to or at the time of such Acquiror Change of Control, make appropriate provision or cause appropriate provision to be made (in each case reasonably satisfactory to the Stockholders entitled to receive payment) so that (i) the Earn-Out can be calculated and paid (if the targets for payment are met) following such Acquiror Change of Control, and (ii) Acquiror's obligations under this Section 2.05 are expressly assumed by the acquiring person. This Section 2.05, and Acquiror's obligation to pay the Earn-Out hereunder, shall survive any Acquiror Change of Control which is effected in such a manner that Acquiror does not have the opportunity to comply with the provisions of the first sentence of this Section 2.05(i). In the event that (x) Acquiror does not comply with the provisions of the first sentence of this Section 2.05(i) in connection with an Acquiror Change of Control, or (y) following any Acquiror Change of Control and prior to the end of the second Earn-Out Year, the acquiring person (1) disposes of any material portion of the businesses conducted by Acquiror as of the Acquiror Change of Control so as to adversely affect Earnings Per Share or

(2) engages in any other transaction or reorganization that makes calculation of Earnings Per Share impossible or unduly burdensome (in each case, an "Earn-Out Default"), then the maximum amount of the Earn-Out payment for (A) the year in which the Earn-Out Default occurs and (B) for the second Earn-Out Year (if the Earn-Out Default occurs in the first Earn-Out Year), shall become due and payable upon consummation of the Acquiror Change of Control in the case of clause (x) above or immediately upon occurrence of the circumstances described in clause (y) above.

          SECTION 2.06 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to Acquiror for any reason shall be converted into the Cash Consideration, shares of Acquiror Preferred Stock, any cash in lieu of fractional shares of Acquiror Preferred Stock to which the holders of the Certificates are entitled pursuant to Section 2.02(c), the right to receive the Contingent Consideration in accordance with
Section 2.03 and Contingent Payment Rights.

          SECTION 2.07  Restricted Stock and Stock Options.

          (a) Exhibit 2.07(a) sets forth a list of shares of restricted Company Common Stock issued in connection with the merger of MetraHealth Acquisition Corp., a wholly owned subsidiary of the Company, with and into HealthSpring, Inc. (the "HealthSpring Merger") on March 9, 1995 ("Restricted Company Shares"), including the name of the holder and the number of Restricted Company Shares held by each such holder. All Restricted Company Shares shall be deemed to be vested as of the Effective Time, shall be treated as outstanding for purposes of
Section 2.01 and shall be entitled to receive the Merger Consideration pursuant to such Section.

          (b) Prior to the Effective Time, the Company shall amend its 1995 Employee Stock Option Plan (as so amended, the "Company Stock Plan"), and each option granted thereunder prior to such amendment (in each case in a manner satisfactory to Acquiror), to eliminate any provision requiring termination of options granted thereunder upon consummation of the Merger (including any provision converting options into the right to receive payments of cash or other consideration) and to permit such options to be converted into options to acquire shares of Acquiror Common Stock in accordance with this Section 2.07. The aggregate number of shares of Company Common Stock issuable upon exercise of all options granted under the Company Stock Plan or otherwise outstanding as of the Effective Time shall not exceed 400,000. No option grants shall be made after the date of this Agreement under the Company Stock Plan, except to persons and in amounts and on the terms set forth on Sections 2.07(b) and 3.03 of the Company Disclosure Schedule or otherwise approved in writing by Acquiror.

          (c) At the Effective Time, each outstanding option to purchase shares of Company Common Stock issued pursuant to the Company Stock Plan, whether vested or unvested, shall be assumed by Acquiror (each, an "Assumed Stock Option") as follows:

          (i) Each Assumed Stock Option granted prior to the date of this Agreement or after the date of this Agreement to the persons and in the amounts referenced in Section 3.03 of the Company Disclosure Schedule shall be deemed to constitute an option to acquire that number of shares of Acquiror Common Stock at the per share exercise price, in each case determined in accordance with the applicable formula set forth below, and otherwise on the same terms and conditions as were applicable to such Company Stock Option so converted.

     N = p * {[k + ((b-a) * c)] / (0.8 * b)}, with the result rounded to the nearest integer

     S = 0.2 * b, with the result rounded to the nearest cent

Where:

     N = number of shares of Acquiror Common Stock for which such Assumed Stock
         Option may be exercised

     S = exercise price per share of each Assumed Stock Option

     p = number of shares of Company Common Stock covered by Assumed Stock
         Option immediately prior to the Effective Time

     k = $123.62

     a = $40.225

     b = The greater of a and the closing price of one share of Acquiror Common
         Stock on the NYSE on the trading day immediately preceding the Effective Time

     c = k / (0.8 * a)

          (ii) At the Effective Time, each Assumed Option other than those issued prior to the date of this Agreement or those issued to the persons and in the amounts referenced in Section 3.03 of the Company Disclosure Schedule shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Assumed Stock Option, (A) a number of whole shares of

Acquiror Common Stock (rounded down to the nearest whole share) with a value, valued at the closing price of Acquiror Common Stock on the NYSE on the trading day immediately preceding the Closing Date, equal to the value of the Company Common Stock, valued at a price per share of $494.49, that the holder of such Assumed Stock Option would have been entitled to receive had such holder exercised such option in full immediately prior to the Effective Time and (B) at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Assumed Stock Option divided by (2) the number of whole shares of Acquiror Common Stock deemed purchasable pursuant to such Assumed Stock Option; provided, however, that in the case of any Assumed Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Assumed Stock Option and the terms and conditions of exercise of such Assumed Stock Option shall be determined in order to comply with Section 424(a) of the Code.

          (d) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Assumed Stock Options appropriate notices setting forth such holders' rights with respect to such Assumed Stock Options pursuant to the Company Stock Plan and the documents evidencing the grants of such Assumed Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.07 after giving effect to the Merger and the assumption by Acquiror as set forth above). Acquiror shall comply with the terms of the Company Stock Plan and shall use reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such Plan, that Assumed Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Acquiror after the Effective Time.

          (e) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Assumed Stock Options. As soon as practicable, but in no event more than 30 days, after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to Assumed Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses referred to therein) for so long as any of such Assumed Stock Options remain outstanding. Acquiror shall administer the Company Stock Plan assumed pursuant to this Section 2.07 in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Acquiror shall take such other action as is reasonably necessary to effectuate the intents and purposes of this Section 2.07.

          SECTION 2.08  Dissenting Stockholders.

          (a) Notwithstanding anything in this Agreement to the contrary, if
Section 262 of the Delaware Law shall be applicable to the Merger, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for appraisal for such shares in the manner provided in
Section 262 of the Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01 of this Agreement, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law; provided, however, that if such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the Delaware Law, such holder shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent only the right to receive payment from the Surviving Corporation of the Merger Consideration, as provided in Section 2.01 of this Agreement.

          (b) The Company shall give Acquiror (i) prompt notice of any written demand for appraisal, any withdrawal of any such demand for appraisal and any other instrument served pursuant to Section 262 of the Delaware Law received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under such Section 262 of the Delaware Law. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demand for appraisal or offer to settle or settle any such demand.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          Except as set forth in the Disclosure Schedule delivered by the Company to Acquiror prior to the execution of this Agreement (the "Company Disclosure Schedule"), which identifies exceptions by specific Section references, the Company hereby represents and warrants to Acquiror that:

          SECTION 3.01 Organization and Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary except such jurisdictions, if any, where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. A true and complete list of all of the Company's directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company, is set forth in Section 3.01 of the Company Disclosure Schedule.

          SECTION 3.02 Certificate of Incorporation; By-Laws. The Company has made available to Acquiror complete and correct copies of the Certificate of Incorporation and the By-Laws, as amended or restated, of the Company and each of its Subsidiaries. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, as amended or restated, or equivalent organizational documents.

          SECTION 3.03  Capitalization.

          (a) As of June 22, 1995, the authorized capital stock of the Company consists of: 5,000,000 shares of Company Common Stock of which (i) 3,730,570 shares of Company Common Stock are issued and outstanding, including 130,570 Restricted Company Shares issued in the HealthSpring Merger; (ii) 400,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding options under the Company Stock Plan; and (iii) no shares of Company Common Stock are held in the treasury of the Company.

          (b) Except as contemplated by this Agreement, there have been no changes in the terms of outstanding Company Stock Options since the date of their issuance. Section 3.03 of the Company Disclosure Schedule sets forth, for each option outstanding or proposed to be issued in accordance with Section 2.07 under the Company Stock Plan, the name of the holder, the number of shares subject to such option, and the exercise price, vesting terms and expiration date of such option. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights under Delaware Law, the Company's Certificate of Incorporation or By-Laws or any rights similar to preemptive rights under any agreement to which the Company is a party or by which it is bound. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and such shares or other equity interests are owned by the Company (or its Subsidiaries) free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever. Except as disclosed in Section 3.03(a), there are no options, warrants, restricted shares or other rights, agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Company or any of the Subsidiaries, by sale, lease, license or otherwise. As of the date of this Agreement, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of, or other equity interests in, any Subsidiary of the Company; or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of the Company or any other person, except for the provision of funds to, making an investment in (in the form of a loan, capital contribution or otherwise) or provision of any guarantees of obligations of Subsidiaries in the ordinary course.

          SECTION 3.04  Authority; Enforceability; Vote Required.

          (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.
The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than with respect to the adoption of this Agreement by the holders of Company Common Stock in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholders, MetLife, Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

          SECTION 3.05  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its Subsidiaries;
(ii) subject to (x) obtaining the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware

Law and the Company's Certificate of Incorporation and By-Laws, (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to any Governmental Entity pursuant to the applicable requirements of any Law (including any Health Benefit Law) or of any third party listed on Section 3.05 of the Company Disclosure Schedule, and (z) the filing and recordation of appropriate merger documents as required by Delaware Law, conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, except for any matters described in clause (ii) or (iii) that would not have a Company Material Adverse Effect.
Section 3.05 of the Company Disclosure Schedule sets forth a list of all (i) consents, approvals, authorizations, permits, filings, and notifications of, with and to any Governmental Entity required to be made, obtained or filed by the Company under (A) any Health Benefit Law, (B) any other material Law applicable to the Company and its Subsidiaries or (C) to the Company's knowledge, any other Law applicable to the Company and its Subsidiaries and (ii) all material consents and approvals of any other third party required as a result of the execution and delivery of this Agreement by the Company and the consummation of the Merger.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other third party, except for (i) the consents, approvals, authorizations, filings, notices or permits described in Section 3.05 of the Company Disclosure Schedule, (ii) the filing and recordation of appropriate merger documents as required by Delaware Law, and (iii) consents, approvals, authorizations, filings, notices or permits not required to be disclosed on Section 3.05 of the Company Disclosure Schedule.

          SECTION 3.06 Permits; Compliance. Each of the Company and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their business as it is now being conducted (the "Company Permits") and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is operating in conflict with, or in default or violation of, in any material respect (i) any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected (including, without limitation, all applicable regulations, procedures and policies governing the development of community-rated and experience-rated premiums charged to the United States Office of Personnel Management for individuals covered by the Federal Employees' Health Benefit Plan who enroll in a HMO or health insurance plan of the Company or its Subsidiaries) or (ii) any of the Company Permits.

          SECTION 3.07  Reports; Financial Statements; Financial Matters.

          (a) Since December 31, 1991, the Company and each of its Subsidiaries, and the Stockholders and their affiliates with respect to the Health Care Benefits Business, have filed all material forms, reports, statements, notices and other documents required to be filed with applicable federal or state regulatory authorities including, without limitation, state insurance and health regulatory authorities (all such forms, reports, statements, notices and other documents being collectively referred to as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law.

          (b) The Company (i) has furnished Acquiror with a copy of (A) the condensed combined balance sheet of the MetraHealth Business as of April 30, 1995 and the related statements of income and changes in stockholders' equity for the four-month period then ended (together with any notes thereto, the "April 30 Statements"), (B) the condensed combined balance sheet of the MetraHealth Business as of January 3, 1995 (together with any notes thereto, the "Opening Balance Sheet"), (C) the audited combined financial statements of the Travelers Business as of December 31, 1993 and 1994 and for the respective years then ended, which financial statements were prepared in compliance with the Master Agreement (together with any notes thereto, the "Travelers Statements"), and (D) the audited combined financial statements of the MetLife Business as of December 31, 1993 and 1994 and for the respective years then ended, which financial statements were prepared in compliance with the Master Agreement (together with any notes thereto, the "MetLife Statements"), and (ii) will furnish prior to the Closing (A) the condensed combined balance sheet of the MetraHealth Business as of the last day of each fiscal quarter ending at least 45 days prior to the Closing Date and the related statements of income and changes in stockholders' equity for the year-to-date period then ended (together with any notes thereto, the "Quarterly Statements") and (B) the condensed combined balance sheet of the MetraHealth Business as of the last day of the last month ending at least 45 days prior to the Closing Date and the related statements of income and changes in stockholders' equity for the year-to-date period then ended (the "Final Statements" and, together with the April 30 Statements, the Quarterly Statements, the Opening Balance Sheet, the Travelers Statements and the MetLife Statements, the "Company Financial Statements"). The Company Financial Statements have been, or in the case of the Quarterly Statements and the Final Statements will be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (x) to the extent required by changes in GAAP and (y) with respect to Company Financial Statements prepared prior to the date of this Agreement, as may be specifically indicated in the notes thereto) and fairly present, or in the case of the Quarterly Statements and the Final Statements will fairly present, the consolidated financial position of the MetraHealth Business, the Travelers Business or the MetLife Business, as the case may be, as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended, except that (i) the April 30 Statements, the Quarterly Statements and the Final Statements (A) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (B) are not or may not be necessarily indicative of results for the full fiscal year, (ii) the Company Financial Statements relating to the Travelers Business and the MetLife Business, respectively, have been prepared on a basis consistent with the accounting practices of TIC or MetLife, as the case may be, then applicable, (iii) the April 30 Statements, while prepared in accordance with GAAP, have not necessarily been prepared on a basis consistent with any past practices, although the Quarterly Statements and the Final Statements delivered by the Company subsequent to the April 30 Statements will be prepared on a basis consistent with the April 30 Statements, and (iv) any pro forma financial information contained in the Opening Balance Sheet is not necessarily indicative of the consolidated financial position of the MetraHealth Business as of the date thereof and the consolidated results of operations and cash flows for the period indicated. For purposes of this Agreement, (i) "Travelers Business" means the Managed Care and Employee Benefits Operations Medical Division of TIG, which includes the entire Health Care Benefits Business conducted by TIG and its affiliates, (ii) "MetLife Business" means the Metropolitan Life Insurance Company Health Care Benefits Business, which includes the entire Health Care Benefits Business conducted by MetLife and its affiliates, and (iii) "MetraHealth Business" means the businesses conducted by the Company and its Subsidiaries and the portion of the Health Care Benefits Businesses of the Stockholders and their affiliates which have not yet been contributed to the Company and its Subsidiaries.

          (c) The Company has furnished Acquiror with a copy of the statutory reports of each Subsidiary of the Company which is a licensed insurance company or HMO as of December 31, 1993 and 1994 (the "SAP Statements"). The SAP Statements have been prepared in accordance with statutory accounting principles prescribed or permitted by applicable insurance regulatory authorities ("SAP") and comply in all material respects with the requirements of applicable insurance Laws.

          (d) The financial projections regarding the MetraHealth Business which have been provided to Acquiror by the Company were prepared by the Company in good faith based on assumptions that the Company believed at the time such projections were prepared to be reasonable and represented at the time prepared the Company's best estimate of the combined results of operations of the MetraHealth Business as of the dates and for the periods covered by such projections, without taking into account the Merger. Such projections are consistent with internal reports and projections prepared by the Company's senior management for official use.

          (e) Except as and to the extent set forth in the April 30 Statements, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the MetraHealth Business or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations (none of which is a liability resulting from breach of contract, breach of warranty, or tort or infringement claim or lawsuit) incurred in the ordinary course since April 30, 1995.

          (f) The Company has delivered to Acquiror a statement calculating the pro forma amount of life insurance company risk based capital (as currently defined in NAIC) of The MetraHealth Insurance Company as of January 1, 1995, as required by the NAIC formula, calculated at the Company action level.

          (g) Other than the absence of the reserve for adverse deviation, the amount of reserves of The MetraHealth Insurance Company and each Subsidiary which is a licensed insurance company or a HMO reflected in the Company Financial Statements has been determined in accordance with sound actuarial principles using accounting and reserve criteria applied consistently with the criteria applied during calendar 1994 by either Stockholder and its affiliates with respect to its Health Care Benefits Business.

          (h) Section 3.07(h) of the Company Disclosure Schedule sets forth a list of all Investments owned or held by the Company and its Subsidiaries ("Company Investments") as of April 30, 1995. As of the date of this Agreement, all Company Investments are owned by the Company or one of its Subsidiaries, free and clear of all liens and encumbrances, other than inchoate tax or other statutory liens and encumbrances. All Company Investments have been made in accordance with the established investment guidelines of the Company or the applicable Stockholder and its affiliates, as the case may be. "Investment" as applied to any person means (i) any direct or indirect purchase or other acquisition by such person of any note, obligation, instrument, stock, mortgage, security, or ownership interest (including any partnership, limited liability company or joint venture interest) of any other person (other than a wholly owned Subsidiary) and (ii) any capital contribution by such person to any person.

          (i) Neither the Company nor any of its Subsidiaries owns any interest in, or has any liability (including any contingent liability) with respect to, any options, puts, calls, swaps, exchange contracts or other derivatives or any other similar material off balance sheet financing arrangements or liabilities.

          (j) The April 30 Statements set forth the principal accounting policies followed by the MetraHealth Business, and since April 30, 1995, except as provided in Section 6.02(i), there has been no change in such policies, except as required by changes in GAAP or SAP.

          SECTION 3.08 Absence of Certain Changes or Events. Except as disclosed in Section 3.08 of the Company Disclosure Schedule or as otherwise contemplated in this Agreement, since January 1, 1995:

          (a) each of the Company and its Subsidiaries has conducted its business only in the ordinary course in all material respects including, without limitation, with regard to underwriting, pricing, actuarial, accounting and investment policies and the basis used to establish reserves;

          (b) there has not occurred any Company Material Adverse Effect and the Company has not had any development which would reasonably be expected to result in a Company Material Adverse Effect;

          (c) neither the Company nor any of its Subsidiaries has made any loans or advances in excess of $60,000 to any officer, director, stockholder or affiliate of the Company or of any of its Subsidiaries (except for ordinary travel and business expense payments and loans or advances made to the Stockholders in the ordinary course in accordance with the terms of any Affiliate Contract);

          (d) the Company has not declared or paid, or accrued any liability for the payment of, any dividends or made any other distributions to its stockholders with respect to shares of its capital stock;

          (e) neither the Company nor any of its Subsidiaries has entered into any commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course;

          (f) neither the Company nor any of its Subsidiaries has incurred any indebtedness for borrowed money (or guaranteed any such indebtedness) in excess of $2,000,000 or other than in the ordinary course, regardless of amount;

          (g) neither the Company nor any of its Subsidiaries has issued, redeemed or repurchased any stock, bond or other corporate security except issuance of options pursuant to the terms of the Company Stock Plan, or issuance of Company Common Stock upon exercise of any outstanding stock options issued under such plan;

          (h) neither the Company nor any of its Subsidiaries has experienced any damage, theft or casualty loss in an amount exceeding $3,000,000 in the aggregate;

          (i) neither the Company nor any of its Subsidiaries has relinquished any material contract or contract right, except in the ordinary course;

          (j) neither the Company nor any of its Subsidiaries has sold, assigned, transferred or bulk reinsured any of its assets (tangible or intangible), except in the ordinary course; and

          (k) neither the Company nor any of its Subsidiaries has entered into any commitment (contingent or otherwise) to do any of the foregoing.

          SECTION 3.09  Absence of Litigation.

          (a) Section 3.09(a) of the Company Disclosure Schedule lists and briefly describes all material legal, arbitral or administrative claims, actions, suits, litigation or proceedings of any kind affecting the Company or any of its Subsidiaries or the Health Care Benefits Business, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Company, threatened (other than grievance or complaint proceedings in the ordinary course). There is no action pending or, to the knowledge of the Company, threatened seeking to enjoin or restrain the Merger or the transactions contemplated by this Agreement.

          (b) Neither the Company nor any of its Subsidiaries is subject to any material order of, consent decree, settlement agreement or other similar written agreement with, or pending or, to the knowledge of the Company, threatened investigation by, any Governmental Entity, or any material judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

          (c) True and complete copies of all correspondence delivered to the Company's or any Subsidiaries' external certified public accountants by the Company's or any Subsidiaries' counsel since January 1, 1995 in connection with any audit report by such accountants relating to any asserted pending or unasserted claims or loss contingencies have been provided to Acquiror.

          SECTION 3.10  Contracts; No Default.

          (a) Section 3.10(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each Contract:

          (i) of the Company or its Subsidiaries concerning a partnership or joint venture with another person;

          (ii) to which the Company, any of its Subsidiaries, the Stockholders or any of their affiliates is a party limiting the right of the Company or any of its Subsidiaries at any time on or after the date of this Agreement, or Acquiror or any of its Subsidiaries or affiliates at or after the Effective Time, to engage in, or to compete with any person in, any business of a type included in the Health Care Benefits Business, including each such Contract containing exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by the Company or any of its Subsidiaries or affiliates, or by the Acquiror or any of its Subsidiaries or affiliates after the Effective Time; or

          (iii) between the Company or any of its Subsidiaries and either Stockholder or one of their affiliates.

Correct and complete copies of all written Contracts required to be disclosed on
Section 3.10(a) of the Company Disclosure Schedule have been made available to Acquiror and the material terms of all oral Contracts required to be disclosed on Section 3.10(a) of the Company Disclosure Schedule and known to the Company are described on such schedule.

          (b) Each material Contract (i) to which the Company or any of its Subsidiaries is a party or (ii) principally or exclusively relating to the Health Care Benefits Business and to which a Stockholder or its affiliates is a party, is in full force and effect in all material respects, each is a legal, valid and binding Contract in all material respects and there is no material default (or any event known to the Company which, with the giving of notice or lapse of time or both, would be a material default) by the Company or any of its Subsidiaries or the Stockholders and their affiliates or, to the knowledge of the Company, any other party, in the timely performance of any obligation to be performed or paid under any such Contract.

          (c) The Master Agreement and each of the Affiliate Contracts is in full force and effect and has not been modified since January 3, 1995, except as contemplated by this Agreement. The Master Agreement and each Affiliate Contract contemplated thereby has been implemented, and the Health Care Benefits Business has been operated in compliance with the terms of the Master Agreement and such Affiliate Contracts in all material respects.

          (d) As of the date of this Agreement, to the knowledge of the Company, the relationships of the Company and its Subsidiaries with the customers of the Health Care Benefits Business, taken in the aggregate, are good commercial working relationships. Since January 3, 1995, no customer of the Health Care Benefits Business who represented more than 1% of the consolidated total revenues or covered medical lives of the Health Care Benefits Business during the 12-month period preceding its cancellation or termination has canceled or otherwise terminated its relationship with the Company, any Subsidiary or either Stockholder or its affiliates, and, to the Company's knowledge, no such customer of the Health Care Benefits Business has indicated that it intends to cancel or terminate its relationship with the Company, its Subsidiaries or either Stockholder or its affiliates.

          SECTION 3.11  Employee Benefit Plans; Labor Matters.

          (a) Section 3.11 of the Company Disclosure Schedule sets forth a list, which is complete and true in all material respects, of (i) the compensation scheduled to be paid to the 20 most highly compensated officers and employees of the Company and its Subsidiaries in the 1995 calendar year, and (ii) all compensation and bonus plans of the Company and its Subsidiaries relating to officers and employees of the Company and its Subsidiaries, except deferred compensation plans described in Section 3.11(b).

          (b) Section 3.11 of the Company Disclosure Schedule lists any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which the Company or any ERISA Affiliate is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, Code Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, any employee pension benefit plan as defined in Section 3(2) of ERISA, and any employee welfare benefit plan as defined in Section 3(1) of ERISA), under which current or former employees of the Company or any of its ERISA Affiliates (as defined in Section 11.01(a) below) are entitled to participate by reason of their employment with the Company or any of its ERISA Affiliates (and not by reason of their former employment with a Stockholder), whether or not any of the foregoing is funded, whether insured or self-funded, and whether written or oral, (i) to which the Company or any of its ERISA Affiliates is a party or a sponsor or by which the Company or any of its ERISA Affiliates (or any of their rights, properties or assets) is bound or (ii) with respect to which the Company or any of its ERISA Affiliates has made or is obligated to make any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company or any of its ERISA Affiliates still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) (the "Employee Benefit Plans"). The Company Disclosure Schedule also lists each contributing or participating employer in each Employee Benefit Plan, regardless of whether each such employer is an ERISA Affiliate. Except as described in this Agreement or the Company Disclosure Schedule, there are no Employee Benefit Plans with respect to which the Company or any of its ERISA Affiliates has any direct or indirect material liability.

          (c) Section 3.11 of the Company Disclosure Schedule lists all ERISA Affiliates of the Company.

          (d) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA or is otherwise a pension, savings or retirement plan or a plan of deferred compensation and "Welfare Plan" means any Employee Benefit Plan which is not a Pension Plan.

          (e) Except as described in Section 3.11 of the Company Disclosure Schedule with respect to the Employee Benefit Plans (other than matters not involving employees of the Company or its Subsidiaries or with respect to which the Company and its Subsidiaries have no liability):

          (i) There are no Employee Benefit Plans which are multi-employer plans as defined in Section 3(37) of ERISA or plans subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur, any direct or indirect material liability under or by operation of Title IV of ERISA;

          (ii) There are no Employee Benefit Plans which promise or provide health or life benefits to retirees or former employees of the Company or its ERISA Affiliates;

          (iii) Since January 1, 1991, each Employee Benefit Plan has at all times been operated and administered in material compliance with the applicable requirements of ERISA, the Code and any other applicable law (including regulations and rulings thereunder), and its terms;

          (iv) Each Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code has received, or in a timely manner applied for, a favorable determination letter from the IRS stating that the Plan meets all the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code. To the knowledge of the Company, there is no reason why the qualified status under Section 401(a) of the Code of any such tax qualified Employee Benefit Plan would be denied or revoked, whether retroactively or prospectively, by any governmental agency including the IRS or the United States Department of Labor. All material amendments to the Employee Benefit Plans that were required to be made through the date hereof and the Effective Time to maintain the continued qualified status of such Employee Benefit Plans under Section 401(a) of the Code subsequent to the issuance of each such Employee Benefit Plan's determination letter, if any, have been made, or will be made by the Effective Time, including all amendments required to be made by each respective date by the Tax Reform Act of 1986 and any other tax acts or legislation affecting such Employee Benefit Plans. There is no amendment which needs to be made to continue, and no provision or amendment to the Employee Benefit Plan(s) which adversely affects, the qualified status of such Employee Benefit Plan(s) under Section 401(a) of the Code;

          (v) Since January 1, 1991, to the knowledge of the Company, no actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or Governmental Entity have been filed or are pending with respect to the Employee Benefit Plans or the Company or its ERISA Affiliates in connection with any Employee Benefit Plan or the fiduciaries responsible for such Employee Benefit Plans, and to the knowledge of the Company, no state of facts or conditions exist which reasonably could be expected to subject the Company to a Company Material Adverse Effect or its ERISA Affiliates to any material liability (other than routine claims for benefits) under the terms of the Employee Benefit Plan or applicable law;

          (vi) The Company and each of its ERISA Affiliates have filed or caused to be filed every return, report, statement, notice, declaration and other document, including audited financial statements, required by any federal, state or local law or government agency (including, without limitation, the IRS and the United States Department of Labor), with respect to each Employee Benefit Plan, except where the failure to file would not result in the incurrence of a Company Material Adverse Effect by the Company or of a material liability by any of its ERISA Affiliates; and the Company has not incurred any Company Material Adverse Effect nor has any of its ERISA Affiliates incurred any material liability, in each case, in connection with the inadequacy, inaccuracy or untimeliness of such filings;

          (vii) Since January 1, 1991, the Company and each of its ERISA Affiliates have delivered or caused to be delivered to every participant, beneficiary and other party entitled thereto, all material returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions, summaries of material modifications and summary annual reports, as are required to be delivered under Title I of ERISA, the Code or both; and the Company has not incurred any Company Material Adverse Effect nor does any of its ERISA Affiliates have any material liability, in each case, in connection with the inadequacy, inaccuracy or untimeliness of such deliveries;

          (viii) Since January 1, 1991, neither the Company nor any of its ERISA Affiliates has made, or committed to make, whether in writing, orally or through other representation, any payment, contribution or award to or under any Employee Benefit Plan (other than as required by its terms, the Code, ERISA or the actuarial valuation incident to the Plan);

          (ix) There are no delinquent contributions or payments to or in respect of any Employee Benefit Plan. Since January 1, 1991, the Company has not requested, nor has pending as of the date hereof or the Effective Time, a minimum funding variance or waiver within the meaning of Code Section 412(d). There are no unfunded liabilities as of the Effective Time associated with any Employee Benefit Plan that is a Pension Plan qualified under Section 401(a) of the Code. As of the Effective Time, all payments of outstanding contributions, due on or prior to that date, including minimum contributions, premiums, including premiums owed to the PBGC and funding obligations imposed by the terms of an Employee Benefit Plan or by any Law or Governmental Entity (including Part 3 of ERISA and Code Section 412) shall have been made with respect to each and every Employee Benefit Plan. All contributions to and payments with respect to or under the Employee Benefit Plans that are required to be made with respect to periods ending on or before the Effective Time (including periods from the first day of the then current plan or policy year to the Effective Time) have been made or accrued before the Effective Time by the Company in accordance with the appropriate actuarial report, plan documents, financial statement, collective bargaining agreements or insurance contracts or arrangements;

          (x) With respect to each material Employee Benefit Plan, the Company has delivered to Acquiror true and complete copies of the following documents to the extent, in each case, that such documents exist or are required by Law:

          (A) plan documents, subsequent plan amendments, or any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment;

          (B) summary plan descriptions and summaries of material modifications;

          (C) the most recent tax qualified determination letters, if any, received from or any determination letter applications pending with the IRS;

          (D) the three most recent Form 5500 Annual Reports, including related schedules and audited financial statements and opinions of independent certified public accountants;

          (E) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Benefit Plan;

          (F) the three most recent Form 990 and Form 1041 reports relating to any trust or account maintained in connection with any Employee Benefit Plan;

          (G) with respect to each 401k plan: the most recent nondiscrimination testing results and the most recent annual and quarterly or monthly valuations;

          (H) with respect to each Pension Plan, a copy of the most recent actuarial valuation, copies of any amendments to freeze accruals or to change benefit formulas and a record of quarterly Pension Plan contributions; and

          (I) A schedule of any penalties and/or fines levied, imposed or assessed during the preceding five (5) calendar years by the IRS and/or the United States Department of Labor on the Company or its ERISA Affiliates or in connection with any Employee Benefit Plan (except for any such penalties or fines which did not and will not have a Company Material Adverse Effect); such schedule shall indicate (1) the original amount of such penalty and/or fine and (2) the amount of such penalty or fine, if any, outstanding as of the Effective Time.

          (xi) Neither the Company nor any ERISA Affiliate has maintained defined benefit plans covering employees of the Company within the meaning of
Section 3(35) of ERISA;

          (xii) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan within the three preceding calendar years nor has the Company or any ERISA Affiliate terminated any Welfare Plan within the preceding calendar year which Welfare Plan termination may have a Company Material Adverse Effect;

          (xiii) The benefits to be provided to participants under each Welfare Plan are to be provided exclusively from the general assets of the Company or through insurance contracts, or a combination thereof;

          (xiv) The benefits to be provided to participants under each Pension Plan, other than a tax qualified Pension Plan under Code Section 401(a), are to be provided exclusively from the general assets of the Company;

          (xv) With respect to each Employee Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any material nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA; and

          (xvi) The audited financial statements and actuarial valuations, if any, for each Employee Benefit Plan reflect in all material respects the financial condition and funding of the Employee Benefit Plan as of the date of such financial statements or valuations, and no material adverse change has occurred with respect to the financial condition or funding of the Employee Benefit Plan since the date of such financial statements or actuarial valuations.

          (f) Section 3.11(f) of the Company Disclosure Schedule lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to which the Company or any of its Subsidiaries is a party and which is applicable to persons employed by the Company or its Subsidiaries. To the knowledge of the Company, there are no union organization attempts underway with respect to the employees of the Company. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries, other than any disputes, strikes or work stoppages in connection with which the number of employees involved will not exceed 25 employees. Neither the Company nor its Subsidiaries, nor, to the knowledge of the Company, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its Subsidiaries, and there is no pending or, to the knowledge of the

Company, threatened charge or complaint against the Company or its Subsidiaries by the National Labor Relations Board or any comparable state agency.

          (g) Section 3.11(g) of the Company Disclosure Schedule sets forth a list, and sets forth the term, of all written or, to the Company's knowledge, all oral (i) employment agreements, employment contracts or understandings providing for annual compensation in excess of $200,000 per year (other than understandings with respect to "at will" employment) relating to employment and
(ii) severance agreements, contracts or understandings based on a change of control of the Company or otherwise, regardless of amount, in each case to which the Company or any of its Subsidiaries is a party. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries holding the position of manager or higher is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind with any third party that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company or any of its Subsidiaries.

          (h) Except as described in Section 3.11(h) of the Company Disclosure Schedule, the Company has no liability or obligation with respect to employee benefits relating to the Stockholders or any predecessor employer or other entity.

          (i) Section 3.11(i) of the Company Disclosure Schedule sets forth the number of employees of the Company and its Subsidiaries whose employment has been terminated or who have been laid off by the Company and its Subsidiaries since December 31, 1994. The Company and its Subsidiaries have not incurred any liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and the Company and its Subsidiaries have complied with WARN in all material respects.

          SECTION 3.12  Taxes.

          (a) (i) All Returns (as defined below) in respect of Taxes (as defined below) required to be filed with respect to the Company and each of its Subsidiaries (including any consolidated federal income tax returns of the Company and any state tax returns that include the Company or any of its Subsidiaries on a consolidated, combined or unitary basis) have been timely filed (including extensions) except for any such failure to file which would not have a Company Material Adverse Effect;

          (ii) All Taxes shown on such Returns to be due or payable have been timely paid and all payments of estimated Taxes required to be made with respect to the Company or any of its Subsidiaries under Section 6655 of the Code or any comparable provision of state, local or foreign law have been made on the basis of the Company's good faith estimate of the required installments, except where the failure to make such payments would not have a Company Material Adverse Effect, and all material backup withholding obligations required by Law have been satisfied;

          (iii) All Taxes of the Company and its Subsidiaries which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Closing Date, shall have been paid by or on behalf of the Company and its Subsidiaries or shall be reflected on the books of the Company and its Subsidiaries as an accrued Tax liability, either current or deferred, determined in a manner consistent with the April 30 Statements, without taking account of the Merger, except where the failure to make such accruals would not have a Company Material Adverse Effect;

          (iv) All such Returns (or, in cases where amended Returns have been filed, such Returns as amended) are believed by the Company to be true, correct and complete in all material respects;

          (v) No adjustment relating to any of such Returns has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof and those that would not have a Company Material Adverse Effect;

          (vi) There are no outstanding subpoenas or requests for information with respect to any federal, state, local or foreign income tax Returns of the Company or its Subsidiaries or the Taxes reflected on such Returns;

          (vii) The Company has not, in any taxable period for which the statute of limitations on assessment remains open, acquired, either directly or through any Subsidiary, any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired, either directly or through any Subsidiary, by the Company, and no Subsidiary or corporation that was included in the filing of a Return with the Company on a consolidated, combined, or unitary basis has left the Company's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

          (viii) No consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries;

          (ix) There are no material Tax liens on any assets of the Company or any of its Subsidiaries other than liens for Taxes not yet due or payable;

          (x) Neither the Company nor any of its Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period after December 31, 1990;

          (xi) Except as provided in Section 6.01(h), neither the Company nor any of its Subsidiaries owes any material amount pursuant to any Tax sharing agreement or arrangement, and neither the Company nor any Subsidiary will have any liability after the date hereof in respect of any Tax sharing agreement or arrangement executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed of by the Company or any of its Subsidiaries, whether any such agreement or arrangement is written or unwritten;

          (xii) All Taxes required to be withheld, collected or deposited by the Company or any of its Subsidiaries during any taxable period after December 31, 1990 have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority, except where the failure to withhold, collect, deposit or pay would not have a Company Material Adverse Effect;

          (xiii) Neither the Company nor any of its Subsidiaries is or has been subject to the provisions of Section 1503(d) of the Code related to "dual consolidated loss" rules;

          (xiv) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger; and

          (xv) No property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax, other than real or personal property Taxes, to which the Company or any of its Subsidiaries may be subject; and

          (ii) Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, local or foreign Tax (including income and franchise Taxes but not including real or personal property Taxes) by the IRS or the applicable Tax authority in each such state, local, or foreign jurisdiction.

          (c) (i) Except as expressly provided in this subdivision (i), neither the Company nor any of its Subsidiaries has any

          (A) material income reportable for a period ending after the Effective Time but attributable to an installment sale occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

          (B) material deferred gain or loss arising out of any deferred intercompany transaction.

          (ii) Except as provided in Section 6.01(h), no written Tax sharing or allocation agreement exists involving the Company or any of its Subsidiaries.

          (iii) Neither the Company nor any of its Subsidiaries has any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal income tax purposes as of the Effective Time.

          (d) For the purposes of this Section 3.12, references to the Company and each of its Subsidiaries shall include former Subsidiaries of the Company for periods during which any such corporations were owned, directly or indirectly, by the Company.

          SECTION 3.13 Third-Party Funds. Each of (a) the Company and its Subsidiaries and (b) the Stockholders and their affiliates with respect to the Health Care Benefits Business, has accurately accounted in all material respects for all monies entrusted to it by third parties and all monies over which it has or has had signature authority or other control for the benefit of others in the operation of the Health Care Benefits Business and its third-party health claims administration (collectively, "Entrusted Funds"); all Entrusted Funds have been applied to the reimbursement or direct payment of covered benefits of employees or eligible members of client employers in accordance in all material respects with the instruments governing such benefit plans or the written instructions of the plan administrator or employer; all material filings with any governmental authorities with respect to the payment of Entrusted Funds have been made by each of the Company and its Subsidiaries and the Stockholders and their affiliates if required to be so filed and each of the Company and its Subsidiaries and the Stockholders and their affiliates is in material compliance with all federal and state laws and regulations pertaining to the holding and administration of Entrusted Funds. Each of the Company's and its Subsidiaries's and the Stockholders' and their affiliates' trust or other accounts in which Entrusted Funds are held and administered are fully reconcilable in all material respects.

          SECTION 3.14  Brokers and Agents; Insurance Matters.

          (a) True and correct copies of all standard forms of agency or brokers contracts or agreements used by the Company or its Subsidiaries in the Health Care Benefits Business have been made available to Acquiror. Section 3.14(a) of the Company Disclosure Schedule lists all persons through which either (A) the Company and its Subsidiaries or (B) the Stockholders and their affiliates with respect to the Health Care Benefits Business, places or sells products with premium volume, on an annualized basis, in excess of $10,000,000 per year for calendar year

1994 or 1995 ("Significant Agents"), and no Significant Agent has any Contract which differs in any material respect from the Company's standard forms.

          (b) Except as listed on Section 3.14(b) of the Company Disclosure Schedule, all insurance contracts included in the Health Care Benefits Business as now in force (i) are, in the aggregate, in all material respects, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, (ii) such forms comply in all material respects with the insurance Laws applicable thereto and (iii) to the Company's knowledge, are not subject to any review or investigation by any insurance regulatory authority. True, complete and correct copies of such forms have been furnished or made available to Acquiror and there are no other forms of insurance contracts used in connection with the Health Care Benefits Business. Premium rates established in connection with the Health Care Benefits Business which are required to be filed with or approved by insurance regulatory authorities (i) have been so filed or approved, (ii) the premiums charged conform in all material respects thereto and comply in all material respects with the insurance Laws applicable thereto and (iii) to the Company's knowledge, no such premiums are subject to any review or investigation by any insurance regulatory authority.

          SECTION 3.15 Intellectual Property Rights. Section 3.15 of the Company Disclosure Schedule sets forth (a) all material patents, patents pending, trademarks, service marks, trade names, service names and slogans owned, used or licensed by the Company or any of its Subsidiaries (the "Marks and Rights"), including all titles, registration numbers, applications numbers, dates of registration and application, inventors, licensors and licensees, as applicable; and (b) since December 31, 1993 all litigation and claims brought or made by the Company, a Subsidiary or a Stockholder or its affiliates or by a third party against the Company, a Subsidiary or a Stockholder or its affiliates, involving the Marks and Rights currently owned or licensed by the Company or its Subsidiaries and used in the Company's operation of the Health Care Benefits Business (the "Company Marks"), any computer software program used or licensed by the Company and its Subsidiaries or other intellectual property rights, including all conflicting claims of ownership and claims of infringement of the Marks and Rights, computer software programs or other intellectual property rights. As of the Effective Time, the Company or a Subsidiary will own or possess a valid and enforceable right to use all Company Marks, without any known conflict with the rights of others. All personal computer based operating computer software and all application computer software programs (including object code or other format and all related documentation), data bases and information systems used in the Company's operation of the Health Care Benefits Business (the "Company Software") (other than commercially available software programs that may be licensed for a one-time or annual fee of $10,000 or less) will at the Effective Time be owned by the Company or one of its Subsidiaries or leased or licensed to the Company or one of its Subsidiaries pursuant to a valid and enforceable lease or license agreement, free and clear of all liens and encumbrances, and as of the Effective Time there will be no material defaults under such agreements by the Company and its Subsidiaries or, to the Company's knowledge, any other party. The Company Software to be owned or licensed by the Company and its Subsidiaries at the Effective Time will be adequate in all material respects to serve the needs of the Health Care Benefits Business as currently conducted. Neither the Company nor any of its Subsidiaries has sold, licensed, leased or otherwise transferred, or granted any interest or rights in, any such computer programs, data bases or information systems to any third party, except for software, the use of which is made available to customers of the Company and its Subsidiaries at customer locations for the purpose of facilitating the provision of products and services to such customers.

          SECTION 3.16 Certain Business Practices and Regulations. Neither the Company nor any of its Subsidiaries, nor any of its or their respective executive officers, directors, or managerial employees has, directly or indirectly, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Law,
(ii) established or maintained any unrecorded fund or asset of the Company for any improper purpose or made any false entries on its books and records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state or local public office in violation of any Law, or (iv) engaged in any activity constituting fraud or abuse under the Health Benefit Laws or the regulation of health care professionals or professional corporations.

          SECTION 3.17 Insurance. All policies and binders of insurance for professional liability, and directors and officers liability, and all material policies and binders of insurance for property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company or its Subsidiaries ("Insurance Policies") have been made available to Acquiror. The Insurance Policies are in full force and effect in all material respects and neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any Insurance Policy, nor, to the knowledge of the Company, has the Company or its Subsidiaries failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied, except where such default, failure or denial as of the date of this Agreement, individually or in the aggregate, would not reasonably be expected to result in a cost to the Company and its Subsidiaries in excess of $1,000,000. The business policy of the Company and its Subsidiaries is to require that each individual or entity rendering professional health care services as an employee of or contractor to the Company or its Subsidiaries maintain professional liability insurance and the Company has no reason to believe that such individuals and entities generally do not comply with such policy of the Company and its Subsidiaries.

          SECTION 3.18 Certain Relationships. To the knowledge of the Company, none of the executive officers or directors of the Company or its Subsidiaries, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

          (a) owns, directly or indirectly, in whole or in part, any material real property, leasehold interests, tangible property or intangible property which the Company or its Subsidiaries currently use in their respective businesses;

          (b) has pending, or since January 1, 1995 has asserted, any suit, action or claim whatsoever against, or owes any amount in excess of $60,000 to, the Company or its Subsidiaries, except for claims in the ordinary course, such as for accrued benefits under Company Benefit Plans and similar matters;

          (c) has since January 1, 1995 sold to, or purchased from, the Company or its Subsidiaries any assets or property for consideration in excess of $25,000 in the aggregate; or

          (d) has a contractual right to borrow a material amount of funds from the Company.

As used in this Section 3.18, a person's immediate family shall mean such person's spouse, parents, children, siblings, mothers and fathers-in-law, and brothers and sisters-in-law.

          SECTION 3.19  Title to Properties; Environmental Matters.

          (a) All of the real property owned by the Company or any Subsidiary or leased or subleased by the Company or any Subsidiary under leases or subleases covering more than 20,000 square feet of rentable space is listed in Section
3.19 of the Company Disclosure Schedule (the "Real Property").

          (b) The Company owns good and insurable title to each parcel of owned Real Property and owns each of the tangible properties and tangible assets reflected in the Company Financial Statements, in each case free and clear of all liens and encumbrances, other than inchoate tax and other statutory liens and encumbrances and easements, rights of way restrictions and other minor imperfections of title that individually or in the aggregate do not detract from the value or interfere with the use of any single property or asset subject thereto. The leases and subleases for the Real Property described in Section
3.19 of the Company Disclosure Schedule are in full force and effect in all material respects, and the Company holds a valid and existing leasehold interest under each of such leases and subleases. Neither the Company nor the applicable Subsidiary is in default, and to the knowledge of the Company no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's or the applicable Subsidiary's default, in any material respect, under any of such leases or subleases; nor, to the knowledge of the Company, is any other party to any of such leases or subleases in such default.

          (c) All of the buildings, machinery, equipment and other fixed assets reasonably necessary for the conduct of the Company's and its Subsidiaries' business, taken as a whole, are in reasonably good condition and repair in all material respects, ordinary wear and tear excepted, and are useable in the ordinary course. There are no significant defects in such assets or other conditions relating thereto which adversely affect the operation or value of such assets in any material respect.

          (d) Neither the Company nor any Subsidiary is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business which violation has had a Company Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property.

          (e) All of the Real Property owned or used by the Company or any Subsidiary has been maintained in all material respects in compliance with all federal, state and local environmental protection, occupational, health and safety or similar Laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C.
(S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et seq.), Safe Drinking Water Act (42 U.S.C. (S) 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. (S) 261 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. (S) 6901 et seq.) ("CERCLA"), and similar state laws, ordinances, restrictions, licenses and regulations.

          (f) Neither the Company nor any Subsidiary has received any written notification from any Governmental Entity with respect to current, existing violations, or past violations which are not yet fully resolved, of any of the Laws enumerated in clause (e) above, or pursuant to any of their respective implementing regulations or state analogues to such Laws or regulations.

          (g) To the Company's knowledge, there has not been, at any location owned or used by the Company or any Subsidiary, any "Release" of any "Hazardous Substance," in each case as defined in CERCLA (without giving effect to the exclusion of any petroleum products from the definition of Hazardous Substance).

          (h) To the Company's knowledge, neither the Company nor any Subsidiary has sent or arranged for the transportation or disposal of Hazardous Substances or wastes to a site which, pursuant to CERCLA or any similar state Law (i) has been placed or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

          (i) Neither (A) the Company and its Subsidiaries nor (B) any Stockholder or its affiliates with respect to the Health Care Benefits Business, has violated, or, to the Company's knowledge, is the subject of any investigation, inquiry or enforcement action by any Governmental Entity under any applicable Law relating to the disposal of medical wastes ("Medical Waste Laws"). The Company and its Subsidiaries have obtained and are in material compliance with all permits related to medical waste disposal required by applicable Medical Waste Laws, and all disposal of medical wastes by them and by the Stockholders and their affiliates with respect to the Health Care Benefits Business has been in material compliance with such Laws.

          (j) Neither the Company nor any of its Subsidiaries has used during the last two years or currently uses underground storage tanks located on any parcel of owned Real Property.

          SECTION 3.20 Brokers. No broker, finder or investment banker (other than Smith Barney Inc. and Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has furnished to Acquiror a complete and correct copy of all agreements between the Company and Smith Barney Inc. and Morgan Stanley & Co. Incorporated, pursuant to which such firms will be entitled to any payment relating to the transactions contemplated by this Agreement.

          SECTION 3.21 Effective Time; Disclosure. Each of the representations and warranties set forth in this Article III shall be deemed made at and as of the date of this Agreement and again at and as of the Effective Time, as if made at such time and substituting the Effective Time for the date of this Agreement throughout this Article III, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. To the Company's knowledge, no representation or warranty contained in this Agreement or in the Company Disclosure Schedule, or in any document delivered by the Company to Acquiror pursuant to Article VIII of this Agreement, contains or will, at the Effective Time, contain any untrue statement of a material fact or omits or will, at the Effective Time, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
              --------------------------------------------------

          As used in this Article IV, the term "Stockholder" shall mean (a) TIG and TIC on one hand and (b) MetLife and MHH on the other. Except as set forth in the Disclosure Schedule delivered by the Stockholders to Acquiror prior to the execution of this Agreement (the "Stockholder Disclosure Schedule"), which identifies exceptions by specific Section references, each Stockholder hereby represents and warrants to Acquiror, as to such Stockholder and the Health Care Benefits Business of such Stockholder and its affiliates, that:

          SECTION 4.01 Organization and Qualification. Such Stockholder is a corporation or mutual corporation, has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization.

          SECTION 4.02 Authority; Enforceability. Such Stockholder has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company, the other Stockholders, Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          SECTION 4.03  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of such Stockholder; (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to any Governmental Entity pursuant to the applicable requirements of any Law (including any Health Benefit Law) or of any third party listed on Section 3.05 of the Company Disclosure Schedule and
Section 4.03 of the Stockholder Disclosure Schedule, conflict with or violate any Laws applicable to such Stockholder or by which any of such Stockholder's properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of such Stockholder with respect to the Health Care Benefits Business pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder or its affiliates is a party or by which such Stockholder, its affiliates or any of their respective properties is bound or affected, except for any such matters described in clause
(ii) or (iii) that would not have a Company Material Adverse Effect. Section
4.03 of the Stockholder Disclosure Schedule sets forth a list of (i) all consents, approvals, authorizations, permits, filings, and notifications of, with and to any Governmental Entity required to be made, obtained or filed by the Stockholders under (A) any Health Benefit Law, (B) any other material Law applicable to such Stockholder or (C) to such Stockholder's knowledge, any other Law applicable to such Stockholder and (ii) all material consents and approvals of any other any other third party required as a result of the execution and delivery of this Agreement by such Stockholder and the consummation of the Merger, other than those required to be disclosed in Section 3.05 of the Company Disclosure Schedule.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, or other third party except for the consents, approvals, authorizations, filings, notices or permits (i) described in Section 3.05 of the Company Disclosure Schedule or Section 4.03 of the Stockholder Disclosure Schedule, and (ii) not required to be disclosed on
Section 3.05 of the Company Disclosure Schedule or Section 4.03 of the Stockholder Disclosure Schedule.

          (c) Since December 31, 1991, such Stockholder and each of its affiliates have, with respect to the Health Care Benefits Business, filed all material forms, reports, statements, notices and other documents required to be filed with applicable federal or state regulatory authorities including, without limitation, state insurance and health regulatory authorities, and such forms, reports, statements, notices and other documents were prepared in all material respects in accordance with the requirements of applicable Law.

          SECTION 4.04 Ownership of Stock. Section 4.04 of the Stockholder Disclosure Schedule sets forth the number of shares of Company Common Stock owned by such Stockholder, together with any options, warrants, convertible securities or other rights to acquire Company Common Stock owned by such Stockholder. Such Stockholder has, and will have as of the Effective Time, good title to all of the shares of Company Common Stock listed on Section 4.04 of the Stockholder Disclosure Schedule as being owned by such Stockholder. Except as set forth on Section 4.04 of the Stockholder Disclosure Schedule, such Stockholder does not own or have the right to acquire any Company Common Stock or other securities of the Company.

          SECTION 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder.

          SECTION 4.06 Investment Representations. MHH is acquiring the Acquiror Preferred Stock to be issued to it in the Merger for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such stock. MHH acknowledges that neither the Acquiror Preferred Stock to be issued in the Merger nor the Acquiror Common Stock issuable upon conversion thereof will, at the time of issuance, be registered under the Securities Act, or any state securities laws and that neither such Acquiror Preferred Stock nor such Acquiror Common Stock may be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws, which registration Acquiror has agreed to effect on the terms and conditions set forth in the Registration Agreement, or pursuant to an exemption from registration thereunder. All certificates evidencing Acquiror Preferred Stock, and Acquiror Common Stock issued upon conversion thereof, shall be imprinted with a restrictive legend to such effect until such time as such stock may be freely transferred without registration under the Securities Act and applicable state securities laws.

          SECTION 4.07 Effective Time; Disclosure. Each of the representations and warranties set forth in this Article IV shall be deemed made at and as of the date of this Agreement and again at and as of the Effective Time, as if made at such time and substituting the Effective Time for the date of this Agreement throughout this Article IV, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. To such Stockholder's knowledge, no representation or warranty of such Stockholder contained in this Agreement or in the Stockholder Disclosure Schedule, or in any document delivered by such Stockholder to Acquiror pursuant to Article VIII of this Agreement contains or will, at the Effective Time, contain any untrue statement of a material fact with respect to such Stockholder, or omits or will, at the Effective Time, omit to state a material fact necessary to make the statements therein with respect to such Stockholder, in light of the circumstances under which they were or will be made, not misleading.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                         OF ACQUIROR AND ACQUIROR SUB
                         ----------------------------

          Except as set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution of this Agreement (the "Acquiror Disclosure Schedule"), which shall identify exceptions by specific Section references, Acquiror and Acquiror Sub hereby jointly and severally represent and warrant to the Company and the Stockholders that:

          SECTION 5.01 Organization and Qualification. Each of Acquiror and Acquiror Sub is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified or in good standing would not have an Acquiror Material Adverse Effect.

          SECTION 5.02 Articles of Incorporation; By-Laws. Acquiror has furnished to the Company a complete and correct copy of the Articles or Certificate of Incorporation and the By-Laws, as amended or restated, of each of Acquiror and Acquiror Sub. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its Articles or Certificate of Incorporation or By-Laws, as amended or restated, or equivalent organizational documents.

          SECTION 5.03  Capitalization.

          (a) As of June 22, 1995, the authorized capital stock of Acquiror consisted of the following:

               (i) 500,000,000 shares of Acquiror Common Stock, of which:

                        (A) 173,207,110 shares were issued and outstanding as
                   of May 31, 1995;

                        (B) 14,279,391 shares were reserved for future issuance
                   pursuant to options outstanding as of May 31, 1995 pursuant to Acquiror's stock option and incentive plans relating to stock options and awards for certain officers, employees, consultants and directors;

                        (C) 254,647 shares were reserved as of May 31, 1995 for
                   future issuance pursuant to Acquiror's 1993 Employee Stock Purchase Plan;

                        (D) no shares are held in the treasury of Acquiror; and

               (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding.

          (b) As of the date of this Agreement, (i) no shares of the preferred stock, par value $0.001 per share, are issued and outstanding, and (ii) all shares of Acquiror Common Stock issued and outstanding are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, whether created by statute or otherwise. Since May 31, 1995, Acquiror has not issued any shares of Acquiror Common Stock or granted any options, warrants, restricted shares or other rights to acquire shares of Acquiror Common Stock other than pursuant to the exercise or grant of options or the issuance of shares under the plans referred to in Sections 5.03(a)(i)(B) and (C).

          (c) Except as disclosed in the Acquiror SEC Reports (as defined in Section 5.06) or in this Section 5.03, as of the date of this Agreement, there are no options, warrants, restricted shares or other rights, agreements, arrangements or commitments to which Acquiror or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror or any of its Subsidiaries or obligating Acquiror or any of its Subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, Acquiror or any of its Subsidiaries by sale, lease, license or otherwise, except Acquiror's existing stock option plans or stock purchase plans to the extent options have not yet been granted thereunder and options granted thereunder since May 31, 1995 in the ordinary course of business. As of the date of this Agreement, there are no obligations, contingent or otherwise, of Acquiror or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any Subsidiary of Acquiror; or (y) except for guarantees of obligations of, or loans to, Subsidiaries entered into in the ordinary course of business, provide funds to, make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of Acquiror or any other person. The shares of Acquiror Preferred Stock to be issued pursuant to the Merger have been duly authorized, and, when issued, will be validly issued, fully paid and non-assessable and are not subject to preemptive rights created by the Minnesota Business Corporation Act, Acquiror's Articles of Incorporation or By-Laws or any agreement to which Acquiror is a party or is bound.

          SECTION 5.04 Authority; Enforceability. Each of Acquiror and Acquiror Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery by the Company, the Stockholders and MetLife, constitutes a legal, valid and binding obligation of Acquiror and Acquiror

Sub, enforceable against Acquiror and Acquiror Sub in accordance with its terms. The Acquiror Preferred Stock and the Alternative Securities, when issued in accordance with this Agreement, and any securities issued upon the exercise or conversion of the Acquiror Preferred Stock or Alternative Securities, when issued in accordance with the terms of the Acquiror Preferred Stock or the Alternative Securities, will be duly authorized and validly issued, and, in the case of equity securities, fully paid and non-assessable and free of preemptive rights, and, in the case of other securities, valid and binding obligations of Acquiror. Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon conversion of such Acquiror Preferred Stock and, upon the issuance of Alternative Securities, the exercise or conversion of such Alternative Securities.

          SECTION 5.05  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not: (i) conflict with or violate the Articles or Certificate of Incorporation or By-Laws or equivalent organizational documents of Acquiror or Acquiror Sub; (ii) subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements of Law (including any Health Benefit Law) or of any third party which are required to be disclosed in Section 3.05 of the Company Disclosure Schedule or Section 4.03 of the Stockholder Disclosure Schedule, (y) the filing and recordation of appropriate merger documents as required by Delaware Law and (z) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements of Law (including any Health Benefit Law) or of any third party which are required to be disclosed in Section 5.05 of the Acquiror Disclosure Schedule, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries or by which any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries or any of their respective properties is bound or affected, except for any such matters described in clause (ii) or (iii) that would not have an Acquiror Material Adverse Effect. Section 5.05 of the Acquiror Disclosure Schedule sets forth a list of (i) all consents, approvals, authorizations, permits, filings, and notifications of, with and to any Governmental Entity required to be made, obtained or filed by Acquiror under (A) any Health Benefit Law, (B) any other material Law applicable to Acquiror and its Subsidiaries or (C) to Acquiror's knowledge, any other Law applicable to Acquiror or its Subsidiaries and (ii) all material consents and approvals of any other third party as a result of the execution and delivery of this Agreement by Acquiror or Acquiror Sub and the consummation of the Merger, other than those required to be disclosed in Section
3.05 of the Company Disclosure Schedule or Section 4.03 of the Stockholder Disclosure Schedule (or not required to be disclosed thereon).

          (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other third party in addition to those required to be disclosed in the Company Disclosure Schedule or the Stockholder Disclosure Schedule, except for (i) the consents, approvals, authorizations or permits described in Section 5.05 of the Acquiror Disclosure Schedule, (ii) the filing and recordation of appropriate merger documents as required by Delaware Law and (iii) the consents and approvals not required to be disclosed on Section 3.05 of the Company Disclosure Schedule,
Section 4.03 of the Stockholder Disclosure Schedule or Section 5.05 of the Acquiror Disclosure Schedule.

          SECTION 5.06  Reports; Financial Statements.

          (a) Since December 31, 1991, Acquiror and its Subsidiaries have filed
(i) all material forms, reports, statements, notices and other documents required to be filed with (A) the SEC including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all required Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "Acquiror SEC Reports") and (B) any applicable state securities authorities; and (ii) all forms, reports, statements, notices and other documents required to be filed with any other applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements, notices and other documents under this clause (ii) would not have an Acquiror Material Adverse Effect (all such forms, reports, statements, notices and other documents in clauses (i) and
(ii) of this Section 5.06(a) being collectively referred to as the "Acquiror Reports"). The Acquiror Reports, including all Acquiror Reports filed after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Acquiror SEC Reports, the Securities Act and the Exchange Act, as the case may be), and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP and (B) with respect to Acquiror SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements
(1) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (2) are not or may not be necessarily indicative of results for the full fiscal year and (y) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

          (c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror and its Subsidiaries at December 31, 1994, including all notes thereto, neither Acquiror nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with the published rules and regulations of the SEC and GAAP, except (i) as otherwise reported in the consolidated financial statements contained in Acquiror's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995, or (ii) for liabilities or obligations incurred (none of which is a liability resulting from breach of contract, breach of warranty, or tort or infringement claim or lawsuit) in the ordinary course of business since December 31, 1994 that would not have an Acquiror Material Adverse Effect.

          SECTION 5.07  Ownership of Acquiror Sub; No Prior Activities.

          (a) Acquiror Sub was formed for the sole purpose of engaging in the transactions contemplated by this Agreement.

          (b) As of the Effective Time, all of the outstanding capital stock of Acquiror Sub will be owned directly by Acquiror. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub or obligating Acquiror Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquiror Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Acquiror Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Acquiror Sub.

          (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION 5.08 Brokers. No broker, finder or investment banker other than Goldman, Sachs & Co. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

          SECTION 5.09 Permits; Compliance. Each of Acquiror and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for Acquiror or any of its Subsidiaries to own, lease and operate its properties or to carry on their business as it is now being conducted (the "Acquiror Permits") and no suspension, revocation or cancellation of any of the Acquiror Permits is pending or, to the knowledge of Acquiror, threatened, except for any such suspension, revocation or cancellation which would not have an Acquiror Material Adverse Effect. Neither Acquiror nor any of its Subsidiaries is operating in conflict with, or in default or violation of, in any material respect (i) any Law applicable to Acquiror or any of its Subsidiaries or by which any of their respective properties is bound or affected or (ii) any of the Acquiror Permits, except for any of the foregoing which would not have an Acquiror Material Adverse Effect.

          SECTION 5.10 Absence of Litigation. There are no material claims, actions, suits, litigations, proceedings or arbitrations of any kind affecting Acquiror or any of its Subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of Acquiror, threatened (other than grievance or complaint proceedings in the ordinary course of business) which would, if adversely determined, have an Acquiror Material Adverse Effect. There is no action pending or, to the knowledge of Acquiror, threatened seeking to enjoin or restrain the Merger or the transactions contemplated by this Agreement. Neither Acquiror nor any of its Subsidiaries is subject to any material order of, consent decree, settlement agreement or other similar written agreement with, or pending or, to the knowledge of Acquiror, threatened investigation by, any Governmental Entity, or any material judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except those which have not had and would not have an Acquiror Material Adverse Effect.

          SECTION 5.11 Absence of Certain Changes or Events. Except as disclosed in Section 5.11 of the Acquiror Disclosure Schedule or as otherwise contemplated in this Agreement, since March 31, 1995, (a) Acquiror has conducted its business in the ordinary course of business in all material respects and (b) there has not occurred any Acquiror Material Adverse Effect and Acquiror has not had any development which would reasonably be expected to result in an Acquiror Material Adverse Effect.

          SECTION 5.12 Effective Time; Disclosure. Each of the representations and warranties set forth in this Article V shall be deemed made at and as of the date of this Agreement and again at and as of the Effective Time, as if made at such time and substituting the Effective Time for the date of this Agreement throughout this Article V, except to the extent such representations and warranties specifically refer to a date other than the date of this Agreement. To Acquiror's knowledge, no representation or warranty contained in this Agreement or in the Acquiror Disclosure Schedule, or in any document delivered by the Acquiror to the Company pursuant to Article VIII of this Agreement, contains or will, at the Effective Time, contain any untrue statement of a material fact or omits or will, at the Effective Time, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.


                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          SECTION 6.01 Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or otherwise consented to in writing by Acquiror, the Company will and will cause each of its Subsidiaries to:

          (a) operate its business in the ordinary course in all material respects;

          (b) use best efforts to preserve intact in all material respects its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective customers and suppliers;

          (c) use best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained;

          (d) confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries;

          (e) comply in all material respects with the terms of, and perform all of its obligations under, the Master Agreement and each Affiliate Contract contemplated thereby, as amended as contemplated by this Agreement;

          (f) make Investments only in accordance with the Company's investment guidelines in effect as of April 30, 1995;

          (g) use best efforts to cause each of the conditions set forth in
Article VIII to be satisfied as soon as practicable after the date of this Agreement;

          (h) pay for Tax benefits as follows: to the extent that the Company (or its Subsidiaries) benefits from the use of federal, state or local net operating loss carryforwards for income Tax purposes of MetLife (or its present or former Subsidiaries) or TIG (or its present or former Subsidiaries) attributable to one or more periods ending on or prior to January 3, 1995, then when the appropriate Return for the year in which the Company (or its Subsidiaries) realizes such benefit is filed, the Company will convey such benefit to MetLife or TIG, as the case may be, in an amount which results in no net cost to the Company (or its Subsidiaries). MetLife or TIG, as the case may be, shall return to the Company an amount equal to such payment plus the amount of expenses of the Company (or its Subsidiaries) deducted in determining the amount of such payment (without duplication for amounts otherwise indemnified under Section 10.07) with interest at the rate specified in Section 10.06 from the date paid by the Company to the date such payment (including such expenses) is returned to the Company, if and to the extent that such net operating loss carryforwards are thereafter disallowed as a result of a final determination within the meaning of Section 10.07(e), and the Stockholders shall bear all costs reasonably related thereto (without duplication for amounts otherwise indemnified under Section 10.07). The Company's obligations pursuant to this
Section 6.01(h) shall survive the Closing; and

          (i) promptly notify Acquiror upon receiving any notice that any of the 20 largest customers is canceling, terminating or electing not to renew, or intends to cancel, terminate or not renew, its relationship with the Company, any Subsidiary or either Stockholder or its affiliates with respect to the Health Care Benefits Business.

          SECTION 6.02 Negative Covenants of the Company. Except as expressly contemplated by this Agreement, as set forth in Section 6.02 of the Company Disclosure Schedule or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company shall not and the Company shall not permit any of the Company's Subsidiaries to, do any of the following:

          (a) (i) increase the compensation payable or to become payable to any director, officer or employee, except for increases payable or to become payable in the ordinary course to employees of the Company or its Subsidiaries who are not directors or executive officers of the Company; (ii) enter into any severance or termination agreement or arrangement with any director, officer or employee involving maximum severance payments in excess of $10,000 or creating a severance obligation, regardless of amount, as a result of the transactions contemplated by this Agreement, (iii) except as provided in clause (i) of this subsection (a), enter into or amend any employment agreement with any director, officer or employee that would extend beyond the Effective Time except on an at-will basis; or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable Law;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, other than dividends from Subsidiaries to the Company or to other Subsidiaries of the Company in the ordinary course;

          (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries' capital stock or any such securities or obligations;
(ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective Subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its respective Subsidiaries' capital stock (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms);

          (d) except in accordance with Section 2.07(b), issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares of Company Common Stock upon the exercise of outstanding options or warrants in accordance with their or its terms), or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any material amount of any of its or its respective Subsidiaries' assets, except for dispositions in the ordinary course;

          (g) directly or indirectly solicit or initiate any discussions or negotiations with, or in any way participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort to attempt to, or enter into any agreement or understanding with, any person or group of persons (other than Acquiror and its directors, officers, employees, representatives and agents), concerning any Competing Transaction, or authorize any of the officers or directors of the Company or any of its Subsidiaries to take any such action, and the Company shall cause the directors, officers, employees, agents, stockholders and representatives of the Company and its Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of its Subsidiaries) not to take any such action. The Company shall promptly notify Acquiror (A) if any inquiries, or proposals or requests for information concerning a Competing Transaction are received by the Company or any of its Subsidiaries or any of its or their respective officers or directors, or (B) when the Company becomes aware that any such inquiries or proposals have been received by a Stockholder's, the Company's or any of their respective affiliates' investment bankers, financial advisors, attorneys, accountants, other representatives or stockholders.

          For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement): (i) any sale of stock, merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or (iii) any agreement to, or public announcement by the Company of a proposal, plan or intention to, do any of the foregoing;

          (h) adopt any amendments to its Certificate of Incorporation or By-
Laws;

          (i) subject to Acquiror's consent to the extent required under Section 7.15(d), except for changes in methods of accounting made in consultation with Acquiror that relate to (i) premium stabilization reserves, (ii) the status of the HMOs as insurance companies and (iii) changes in connection with the reserve for adverse deviation, (A) make any change in its methods of accounting used in the preparation of the April 30 Statements, except as may be expressly required by Law, GAAP or SAP, or (B) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change in any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1994, except as may expressly be required by Law or the IRS;

          (j) other than in the ordinary course, incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument;

          (k) alter, amend, modify, terminate or cancel any Contract existing as of the date of this Agreement between the Company or its Subsidiaries and a Stockholder or its affiliates in a manner which is, individually or in the aggregate, actually or potentially adverse to the Company and its Subsidiaries;

          (l) enter into any reinsurance arrangements, or modify or amend any existing reinsurance arrangements;

          (m) modify or amend its provider reimbursement arrangements in any respect that is material in the aggregate with respect to all such arrangements;

          (n) modify or amend in any material respect any Contract covering or relating to more than 10,000 covered medical lives or enter into any Contract, or modify or amend in any material respect any existing Contract, with or covering New York state employees;

          (o) enter into any Contract limiting the right of the Company or any of its Subsidiaries at any time on or after the date of this Agreement or Acquiror or any of its Subsidiaries or affiliates at or after the Effective Time, to engage in, or to compete with any person in, any business of a type included in the Health Care Benefits Business, including any Contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by the Company or any of its Subsidiaries or affiliates, or by the Acquiror or any of its Subsidiaries or affiliates after the Effective Time, or modify or amend any such existing Contract, except to reduce or eliminate the duration, geographic scope or other terms of any existing restrictions or limitations;

          (p) agree in writing or otherwise to do any of the foregoing.

          SECTION 6.03  Covenants of the Stockholders.  As used in this
Section 6.03, the term "Stockholder" shall mean (a) TIG on one hand and (b) MetLife and MHH on the other. Each Stockholder hereby covenants and agrees that, prior to the

Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Acquiror, such Stockholder will:

          (a) use its best efforts to cause the Company and its Subsidiaries to fully comply with the provisions of Sections 6.01 and 6.02 of this Agreement;

          (b) unless the conditions set forth in Section 8.03 are not satisfied, adopt and approve the Merger and this Agreement in the manner provided in
Section 7.01 of this Agreement;

          (c) not alter, amend, modify, terminate or cancel any Contract existing as of the date of this Agreement between such Stockholder or its affiliates and the Company or its Subsidiaries in a manner which is adverse to the Company and its Subsidiaries;

          (d) (i) comply in all material respects with the terms of, and perform all of its obligations under, the Master Agreement and each Affiliate Contract contemplated thereby, (ii) within 60 days of the date of this Agreement, finalize all contribution adjustments and post-closing audits under Article III of the Master Agreement, and (iii) pay in full all intercompany and similar items owing to the Company and its Subsidiaries by the Stockholders and their affiliates which have become due and payable, and cause the Company and its Subsidiaries to pay any such amounts owing to the Stockholders and their affiliates which have become due and payable; provided, however, that the provisions of this Section 6.03(d) shall not apply to amounts which have not become due and payable with respect to (x) reinsurance or administrative agreements between the Company and its Subsidiaries and any Stockholder (or any of its affiliates), (y) employee-related items, or (z) tax refunds or net operating losses;

          (e) not take any action, directly or indirectly, which, if taken by the Company, would be prohibited under Section 6.02(g);

          (f) (i) use its best efforts to terminate the Registration Rights Agreement dated as of January 3, 1995, as amended, among the Company, the Stockholders and certain affiliates of the Stockholders and, if unable to terminate such agreement, Stockholder shall not at any time exercise any of its rights thereunder, and (ii) terminate the Stockholders' Agreement dated as of January 3, 1995, as amended, among the Company, the Stockholders and certain affiliates of the Stockholders; provided that such Stockholder's obligation under clauses (i) and (ii) are subject to the consummation of the transactions contemplated by this Agreement;

          (g) enter into any Contract limiting the right of the Company or any of its Subsidiaries at any time on or after the date of this Agreement or Acquiror or any of its Subsidiaries or affiliates at or after the Effective Time, to engage in, or to compete with any person in, any business of a type included in the Health Care

Benefits Business, including any Contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by the Company or any of its Subsidiaries or affiliates, or by the Acquiror or any of its Subsidiaries or affiliates after the Effective Time, or modify or amend any such existing Contract, except to reduce or eliminate the duration, geographic scope or other terms of any existing restrictions or limitations;

          (h) promptly notify Acquiror upon receiving any notice that any of the 20 largest customers is canceling, terminating or electing not to renew, or intends to cancel, terminate or not renew, its relationship with the Company, any Subsidiary or either Stockholder or its affiliates with respect to the Health Care Benefits Business;

          (i) use its best efforts to obtain, prior to the Effective Time, approval by the Company's stockholders with respect to any payments which, in the absence of such approval, would constitute "parachute payments" within the meaning of Section 280G of the Code, and to provide adequate disclosure regarding such payments in accordance with Section 280G(b)(5)(B)(ii) of the Code; and

          (i) use best efforts to cause each of the conditions set forth in
Article VIII to be satisfied as soon as practicable after the date of this Agreement.

          SECTION 6.04 Affirmative Covenants of Acquiror. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company or otherwise consistent with Acquiror's acquisition program reflected in the Acquiror Reports, Acquiror will, and will cause each of its Subsidiaries to:

          (a) operate its business in the usual and ordinary course in all material respects (taking into account Acquiror's acquisition program);

          (b) use best efforts to cause each of the conditions set forth in
Article VIII to be satisfied as soon as practicable after the date of this Agreement;

          (c) adopt the Certificate of Designations and file the Certificate of Designations with the Minnesota Secretary of State; and

          (d) approve the Merger in its capacity as sole stockholder of Acquiror Sub.

          SECTION 6.05  Access and Information.

          (a) The Company and the Stockholders (but only with respect to their respective Health Care Benefits Businesses) shall (and shall cause their respective affiliates to) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of the Company, the Stockholders (but only with respect to their respective Health Care Benefits Businesses) or their respective affiliates as Acquiror may reasonably request.

          (b) Acquiror shall (and shall cause its Subsidiaries to) afford to the Company, the Stockholders and their respective officers, employees, accountants, consultants, legal counsel and other representatives reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of Acquiror or its Subsidiaries as the Company or the Stockholders may reasonably request. Upon delivery of each of the Initial and Second Company Earnings Statements under Section 2.03 or any Earn-Out Statement under Section 2.05, the Company shall afford to the Stockholders' and, in the case of the Initial and Second Company Earnings Statements, Acquiror's accounting representatives prompt and reasonable access upon reasonable notice to all information reasonably necessary to verify calculation of Company Earnings and the amount of Contingent Consideration payable, the Claims Accrual Adjustment and the amount of adjustments to Contingent Consideration, or Earnings Per Share and the amount of any Earn-Out payment payable for an Earn-Out Year, as the case may be. The Company shall make its employees who are familiar with such matters, its independent outside accounting firm and its outside actuarial advisors (if any) available to the Stockholders and Acquiror and their respective representatives on a mutually convenient basis at reasonable times during normal business hours to provide an explanation of such materials and provide such other information (including, but not limited to, accountants work papers and reserve calculations) as the Stockholders and Acquiror and their respective representatives may reasonable request in connection with their review of each of the Initial and Second Company Earnings Statements or any Earn-Out Statement.

          (c) The parties will, and will cause their respective officers, employees, accountants, consultants, legal counsel and other representatives to, comply with all of their respective obligations under the Confidentiality Agreement dated March 21, 1995 between the Company and Acquiror and the Confidentiality Agreements, dated May 11, 1995, between Acquiror and each Stockholder.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          As used in this Article VII, the term "Stockholder" shall mean (a) TIG and TIC on one hand and (b) MetLife and MHH on the other.

          SECTION 7.01 Approval of Stockholders. The Company and the Stockholders shall take all action necessary in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws to secure the vote or consent of stockholders required by Delaware Law to adopt and approve this Agreement and the Merger, including calling and attending a meeting of stockholders or obtaining and executing a written consent in lieu of a stockholders meeting in accordance with the Delaware Law.

          SECTION 7.02  Appropriate Action; Consents; Filings.

          (a) The Company, the Stockholders and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, including, without limitation, the Merger, and (iii) make all necessary notifications and filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under applicable Health Benefit Laws and other applicable Laws; provided that, Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) (i) The Company, the Stockholders and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any third party consents (A) disclosed in the Company Disclosure Schedule, the Stockholder Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, and which Acquiror identifies as being conditions to the Closing pursuant to Section 8.02(c) or (B) which are otherwise identified by Acquiror or required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) Prior to the Effective Time, to the extent reasonably requested by Acquiror the Company and the Stockholders will, to the extent permitted by applicable Law, cooperate with Acquiror in approaching, meeting with and communicating with the 100 largest customers of the Health Care Benefits Business (as measured by the number of covered medical lives) to explain the change in ownership of the Company and to assist in obtaining a renewal with or transfer to the Company and its Subsidiaries of all contracts, agreements and insurance policies with such customers, and the Company and the Stockholders shall encourage such customers to renew or transfer their contracts, agreements and policies with or to the Company and its Subsidiaries; provided that no Stockholder shall be required to incur unreasonable costs under this Section 7.02(c).

          (d) From the date of this Agreement until the Effective Time, the Company shall, promptly following acquiring knowledge thereof, notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of the Company, its Subsidiaries, to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

          (e) From the date of this Agreement until the Effective Time, the Acquiror shall, promptly following acquiring knowledge thereof, notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Acquiror or its Subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

          SECTION 7.03 New York State Employees Contract. So long as MetLife or its affiliates is party to any Contract relating to the Health Care Benefits Business covering or servicing New York state employees, Acquiror shall have the right to provide coverage and/or service thereunder pursuant to arrangements substantially similar to those in effect or contemplated with the Company and its Subsidiaries as of the date of this Agreement, unless MetLife is prohibited from doing so by Law, in which case MetLife shall use its best efforts to assure Acquiror obtains the economic benefits of any such Contract on a mutually acceptable basis.

          SECTION 7.04 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other parties by written update to its Disclosure Schedule of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company, the Stockholders, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.04 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available to the party receiving such notice.

          SECTION 7.05 Public Announcements. Acquiror, the Stockholders and the Company shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and obtaining the consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by Law or the requirements of the NYSE.

          SECTION 7.06  Indemnification of Directors and Officers.

          (a) From and after the Effective Time, (i) each Stockholder shall indemnify, defend and hold harmless those employees, officers and directors of such Stockholder or its affiliates that were or are directors of the Company and
(ii) Acquiror shall indemnify, defend and hold harmless the present directors of the Company who are not required to be indemnified by the Stockholders under clause (i) of this Section 7.06(a) and the officers of the Company (collectively, the "Indemnitees") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required as of the date of this Agreement by the Company's Certificate of Incorporation and Bylaws (and shall also advance expenses as incurred to the fullest extent permitted under the Company's Certificate of Incorporation and Bylaws, provided that the person to whom expenses are advanced provides the undertaking to repay such advances contemplated by applicable Law, except as otherwise modified by this Section 7.06). The Company shall use reasonable efforts to obtain extended reporting endorsements (tail coverage) on the fiduciary liability, professional liability and directors and officers liability policies currently covering the Company or any of its Subsidiaries or any of the Indemnitees required to be indemnified by Acquiror at a commercially reasonable cost; provided that such coverage and the cost thereof shall be subject to Acquiror's approval. In connection with such efforts, the Company will use its best efforts to accurately complete any insurance applications and forms of the applicable insurer and take any reasonable steps to preserve any claims, including submitting a full and complete list of any potential claims of which the Company has knowledge, under the policy issued by such insurer. In the event the Company is unable to obtain such extended reporting coverage under the Company's existing directors and officers liability insurance policies at a commercially reasonable cost, Acquiror shall use reasonable efforts to provide similar coverage for those Indemnitees that it is required to indemnify under policies then maintained by Acquiror; provided that such similar coverage is available to Acquiror at a commercially reasonable cost.

          (b) In the event any claim, action, suit, proceeding or investigation (a "D & O Claim") for which indemnification is provided under this Section 7.06 is brought against an Indemnitee (whether arising before or after the Effective
Time) after the Effective Time (i) such Indemnitee may retain counsel satisfactory to it (subject to approval by the indemnifying party), (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnitee promptly as statements therefor are received (subject to the ability of the indemnifying party to receive such information relative to the legal services provided as is customarily provided and reasonably requested by the indemnifying party and provided that nothing in this Section 7.06 shall prevent the indemnifying party from disputing any fees it believes are not reasonable), and (iii) the indemnifying party will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any D & O Claim effected without its written consent. Any Indemnitee wishing to claim indemnification under this Section 7.06, upon learning of any such D & O Claim, shall notify the appropriate indemnifying party (but the failure so to notify such indemnifying party shall not relieve it from any liability which it may have under this Section 7.06 except to the extent such failure materially prejudices such indemnifying party), and shall deliver to such indemnifying party the undertaking contemplated by applicable Law. The Indemnitees as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnitees.

          SECTION 7.07 Obligations of Acquiror Sub. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 7.08  Severance and Employment Agreements.

          (a) Any severance, change of control or termination pay obligations arising by reason of, or payable as a result of, (i) the transactions contemplated by the Master Agreement or (ii) events occurring at or prior to January 3, 1995 with respect to any employee of the Company or its Subsidiaries who had previously been employed by a Stockholder or its affiliates immediately prior to becoming an employee of the Company or its Subsidiaries shall be paid by such Stockholder at such Stockholder's option, either (x) directly to the appropriate persons (without taking into account any resultant Tax benefit or detriment to any person) or
(y) to the Company (which payment to the Company shall be made as a capital contribution with respect to the Company Common Stock, net of any Tax benefit to the Company attributable to such severance, change of control or termination pay obligation and the Company will then make such payments), and such Stockholder shall indemnify and hold Acquiror, the Company and their Subsidiaries harmless against payment of any such amounts.

          (b) Section 7.08(b) of the Company Disclosure Schedule sets forth a list of each officer or employee of the Company and its Subsidiaries who is party to any employment or severance Contract providing for the payment of severance pay, termination pay or other consideration by reason of consummation
of the Merger.   The Stockholders agree to pay (in the manner described in
Section 7.08(a)), and to indemnify and hold Acquiror, the Company and their Subsidiaries harmless against payment of, any amounts payable to the persons listed on Section 7.08(b) of the Company Disclosure Schedule by reason of consummation of the Merger. If Acquiror or any of its Subsidiaries employs or offers to employ any person listed in Section 7.08(b) of the Company Disclosure Schedule, in connection therewith it shall use its best efforts to cause such person to waive, subject to consummation of the Merger, the receipt of any such payment.

          (c) Section 7.08(c) of the Company Disclosure Schedule sets forth a list of each officer or employee of the Company and its Subsidiaries (other than the persons listed on Section 7.08(b) of the Company Disclosure Schedule) who is party to any employment or severance Contract providing for the payment of severance or termination pay in excess of the Company's standard severance policy (without regard to the Merger) as such policy has been described to Acquiror prior to the date of this Agreement, by reason of consummation of the Merger or otherwise. Any severance pay, termination pay or other consideration in excess of the Company's standard severance policy (i) payable by reason of consummation of the Merger or (ii) otherwise payable upon termination, in each case under employment or severance Contracts which are not disclosed on Section 7.08(c) of the Company Disclosure Schedule and which are not terminated prior to the Effective Time, shall be paid by the Stockholders (in the manner described in Section 7.08(a)) to the appropriate persons or to the Company, and each Stockholder agrees, with respect to such payments, to indemnify and hold Acquiror, the Company and their Subsidiaries harmless.

          (d) Any severance or termination payments payable to the individuals listed on Section 7.08(d) of the Company Disclosure Schedule shall be paid by the Stockholders (in the manner described in Section 7.08(a)) or by the Company as follows:

          (i) if either or both of such individuals' employment terminates on or prior to the six month anniversary of the Merger, the Stockholders shall pay 100% of severance or termination payments payable to such individual(s);

          (ii) if either or both of such individuals' employment terminates after the six month anniversary of the Merger and on or prior to the 12 month anniversary of the Merger, the Stockholders shall pay 75% of severance or termination payments payable to such individual(s), and the Company shall pay 25% of such payments;

          (iii) if either or both of such individuals' employment terminates after the 12 month anniversary of the Merger and on or prior to the 18 month anniversary of the Merger, the Stockholders shall pay 50% of severance or termination payments payable to such individual(s), and the Company shall pay 50% of such payments;

          (iv) if either or both of such individuals' employment terminates after the 18 month anniversary of the Merger and on or prior to the 24 month anniversary of the Merger, the Stockholders shall pay 25% of severance or termination payments payable to such individual(s), and the Company shall pay 75% of such payments; and

          (v) if either or both of such individuals' employment terminates after the 24 month anniversary of the Merger, the Company shall pay 100% of such payments.

          (e) Acquiror shall pay 50% and the Stockholders shall (in the manner described in Section 7.08(a)) pay 50% of any amounts payable to the individual listed on Section 7.08(e) of the Company Disclosure Schedule in the amount and under the circumstances set forth therein.

          SECTION 7.09 Company Employee Benefit Plans. Each Stockholder agrees to indemnify and hold harmless Acquiror, the Company and their Subsidiaries against any Losses with respect to any current or former employee of the Company or its Subsidiaries who had previously been employed by such Stockholder arising out of any claim or liability made or arising under the employee benefit plans of such Stockholder and its affiliates (a) which arises as a result of (i) the transactions contemplated by the Master Agreement and the Affiliate Contracts entered into in connection therewith, or (ii) any facts, events or circumstances occurring prior to the Effective Time, and (b) for which such Stockholder or its affiliates (i) has any liability or obligation to such employees with respect to any time at or prior to the Effective Time, or (ii) has failed to comply with any material provision of Law, including ERISA and, with respect to any failure to achieve intended tax results, the Code, except where such failure is due to the failure on the part of Acquiror or the Company to cooperate with such Stockholder in the good faith attempt by such Stockholder to comply with such provisions.

          SECTION 7.10  Related Agreements.

          (a) Marketing Agreement. At the Closing, the Company and MetLife shall enter into a replacement to the Marketing Agreement dated as of January 3, 1995 between the Company and MetLife, which replacement agreement shall be in the form of Exhibit 7.10(a) attached hereto, and such replacement agreement shall be in full force and effect as of the Merger.

          (b) Standstill Agreement. At the Closing, Acquiror, MHH and MetLife shall enter into a Standstill Agreement substantially in the form of Exhibit 7.10(b) attached hereto.

          SECTION 7.11  Utilization of Products and Services.

          (a) Each Stockholder (which for all purposes of this Section 7.11 only shall include Travelers Group, Inc.) and its Subsidiaries will purchase from the Company and Acquiror for calendar year 1996 those health care coverages and managed care products and services ("Health Care Products"), for the same employee populations, which are in effect with the Company on the date of this Agreement. If the negotiations with respect to the provision of these products and services extend beyond the Effective Time, Acquiror agrees to negotiate in good faith with respect to the provision of these products and services. Prior to the Effective Time, the Company and each of the Stockholders agree to negotiate in good faith with respect to the provision of these products and services.

          (b) Each Stockholder and its Subsidiaries will, for calendar years 1997 and 1998, continue to purchase from the Company and Acquiror the same Health Care Products for the same employee populations for which such Health Care Products were in effect for calendar year 1996 so long as such Health Care Products offered to such Stockholder and its Subsidiaries are competitive as to quality, service and products and are reasonably competitive as to price ("Selection Criteria"). With respect to such employee populations, if such Stockholder and its Subsidiaries reasonably determines that the Health Care Products of Acquiror and the Company do not meet the Selection Criteria, such Stockholder and its Subsidiaries shall give Acquiror and the Company a reasonable opportunity to make a new proposal which meets the Selection Criteria.

          (c) For employee populations of each Stockholder and its Subsidiaries for which the Company is not providing Health Care Products as of the date of this Agreement (including any employee population added as a result of any acquisition of any business operation by such Stockholder or its Subsidiaries, whether by merger, consolidation, purchase of stock or assets, or otherwise (unless any agreement relating to such acquisition prohibits such actions)) for calendar years 1996, 1997 and 1998, the Company and Acquiror shall have the opportunity to make a proposal (including in connection with any process in which such Stockholder or its Subsidiaries is considering bids of competitors of Acquiror or the Company) to provide Health Care Products for such employee populations. In the event that such Stockholder and its Subsidiaries consider a proposal from a competitor of Acquiror or the Company to be more competitive than the initial proposal received from the Company and Acquiror, then such Stockholder and its Subsidiaries shall give Acquiror and the Company a reasonable opportunity to make a new proposal to provide Health Care Products for such employee population.

          SECTION 7.12 Amendment of Certain Agreements. The following agreements are hereby amended, or shall be amended, as set forth below, effective as of the Effective Time and subject to the consummation of the
Merger:

          (a) by deleting Section 11 of the Supplementary Agreement dated as of January 3, 1995 between TIC and the Company in its entirety, provided that in consideration of such amendment, Acquiror agrees to give Moore's Business Forms, Inc., for the time period set forth in such Section 11, the opportunity to submit a bid on any matters with respect to which Moore's Business Forms, Inc. had rights prior to the Effective Time under such Section 11;

          (b) by extending until the Effective Time the time under the License Agreements, each dated January 3, 1995, between TIC and the Company, between TIG and the Company and between Travelers Group, Inc. and the Company, and the License Agreement dated January 3, 1995 between MetLife and the Company for which the Company may use certain marks of TIC and MetLife as part of the names of certain of the Company's Subsidiaries;

          (c) by requiring the Stockholders and their Subsidiaries to use their best efforts to ensure that derivative software licensed back to the Stockholders under the Software License Agreement dated January 3, 1995 between the Company and TIC and the Software License Agreement dated January 3, 1995 between the Company and MetLife is used solely by the Stockholders or their Subsidiaries or affiliates for internal business purposes; and

          (d) prior to the Effective Time the Company shall convey back to MetLife, and MetLife shall accept, all of the Company's interest in First Health Associates.

          SECTION 7.13  Rights under Master Agreement.

          (a) Notwithstanding any provision to the contrary set forth in the Master Agreement or other Affiliate Contracts, the Stockholders agree that, from and after the Effective Time, Acquiror shall be entitled to enforce all rights of the Company and its Subsidiaries under the Master Agreement and the other Affiliate Contracts in effect as of the Effective Time, as such agreements may be expressly amended or modified under the terms of this Agreement or the other agreements contemplated by this Agreement.

          (b) Notwithstanding any provision to the contrary set forth in the Master Agreement or other Affiliate Contract, Acquiror agrees that, from and after the Effective Time, Acquiror shall cause the Company to comply with its obligations under the Master Agreement and the other Affiliate Contracts in effect as of the Effective Time, as such agreements may be expressly amended or modified under the terms of this Agreement or the other agreements contemplated by this Agreement.

          (c) Notwithstanding Sections 7.13(a) and (b) above, to the extent of any inconsistencies between the terms of this Agreement on one hand and the Master Agreement and the other Affiliate Contracts on the other, the provisions of this Agreement shall control.

          SECTION 7.14  Restructuring Matters.

          (a) Severance Costs. Prior to the date of this Agreement, the Company has provided to Acquiror a copy of the Company's restructuring plan describing planned personnel reductions and the setting forth the amount budgeted for the costs of such reductions. In addition to any amounts payable by the Stockholders under Section 7.08, each Stockholder shall pay directly or reimburse the Company (in the manner described in Section 7.08(a)) for all severance costs incurred with respect to employees of the Company and its Subsidiaries formerly employed by such Stockholder or its affiliates immediately prior to becoming employees of the Company or its Subsidiaries ("Severance Costs") whose employment is terminated on or before December 31, 1995 or who has been given notice on or before December 31, 1995 that their employment will be terminated. From and after the Effective Time, Acquiror shall be entitled to make all decisions relating to termination of employment. To the extent any such Severance Costs are incurred by the Company or its Subsidiaries, the Company shall, on a monthly basis, send to the Stockholders a notice setting forth the aggregate amount of such Severance Costs and the amount payable by each Stockholder, including the names of the persons to whom such payments relate. The applicable Stockholder(s) shall pay or reimburse the Company (in the manner described in Section 7.08(a)) the amount of Severance Costs set forth in such notice within 10 days of receiving such notice. Notwithstanding the foregoing, in no event shall the amounts for which the Stockholders are obligated to pay or reimburse for the 12 months ending December 31, 1995 and under this Section 7.14(a) exceed, on a pre-tax basis, $27,339,000; provided that amounts required to be paid or reimbursed by the Stockholders under Sections 7.08(a), (b), (c), (d) and (e) shall not be counted toward the maximum payments under this Section 7.14(a).

          (b) Real Estate and Operating Assets. Attached hereto as Exhibit 7.14(b) is a list of premises which were leased or subleased by the Company or its Subsidiaries as of the Effective Time and which the Company, as of the date of this Agreement, intends to vacate as permitted by the Master Agreement and generally consistent with the intent of the Master Agreement ("Leased Premises"). Exhibit

7.14(b) may be updated by the Company at least 20 days prior to the Effective Time and properties may be added to such list by the Company if all conditions in the Master Agreement are met, and properties may be deleted from such list by the Company (provided that the deletion from such exhibit of any property listed thereon on the date of this Agreement and with respect to which notice of vacation has been given to the Stockholders prior to such deletion shall in any event require the consent of the Stockholders), and such updated exhibit shall be attached to this Agreement at the Effective Time; provided that any change from Exhibit 7.14(b) in the form attached to this Agreement on the date hereof which would reasonably be expected to materially increase the cost to the Stockholders shall require approval by the Company's board of directors. In preparing any such update, the Company shall consult with Acquiror and provide Acquiror with the opportunity to discuss any such update. At any time on or prior to December 31, 1995, Acquiror may, by notice delivered to the Stockholders, elect to (i) vacate any Leased Premises set forth on the final
Exhibit 7.14(b) (and which the Company has not elected to vacate prior to the Effective Time) and/or (ii) return any Operating Assets (as defined in the Master Agreement) contributed and delivered or leased to the Company under the Master Agreement which are located at such Leased Premises. Acquiror shall completely vacate not later than June 30, 1996 any Leased Premises or return any Operating Assets for which the Company or Acquiror has timely made such an election. From and after the Effective Time, Acquiror shall be entitled to make all decisions relating to vacation of Leased Premises or return of Operating Assets, it being understood that Acquiror may choose not to vacate any of the Leased Premises listed on Exhibit 7.14(b) with respect to which the Company has not made an election to vacate as of the Effective Time. Upon Acquiror's vacation of such Leased Premises or return of Operating Assets, all rent and other payment obligations of Acquiror and its Subsidiaries with respect to such Leased Premises or Operating Assets shall terminate.

          SECTION 7.15 Cooperation and Exchange of Tax Information; Preparation of Tax Returns.

          (a) Except as otherwise provided in this Section 7.15, the Stockholders and Acquiror will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or in conducting any audit or proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The Stockholders and Acquiror will also make available to each other copies of all of their workpapers, schedules, all other books and records, and such other information relating to the business of the Company or the businesses transferred to the Company by such Stockholder (which information the

Stockholders and Acquiror agree to maintain and preserve until six months after the expiration of the applicable statute of limitations) which such person reasonably may request in connection with its filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or in conducting any audit or proceeding in respect of Taxes of the Company or Acquiror Sub.

          (b) The Company shall file or cause to be filed, on the due date (as it may be extended), all Returns of the Company required to be filed for all Tax periods beginning on or after January 3, 1995 and ending on or before the Closing Date. The Company, to the extent permissible, will include (or cause to be included) the results of the operations of the Company in a separate Return of the Company with respect to all Tax periods beginning on or after January 3, 1995 and ending on or before the Closing Date, and will cause the Company's Tax year to end on the Closing Date. The Company shall provide Acquiror with a copy of each federal and state income tax Return or election at least 10 business days before the due date for such Return or election, and shall reasonably cooperate with any request for information by Acquiror in connection therewith.

          (c) Acquiror, on behalf of the Company, shall file or cause to be filed, on the due date (as it may be extended), all Returns of the Company for all Tax periods ending after the Closing Date. Acquiror will file (or cause to be filed) any Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date ("Straddle Period Returns"). The Company shall provide the Stockholders with a copy of each Straddle Period Return at least 10 business days before the due date for such Return, and shall reasonably cooperate with any request for information by the Stockholders in connection therewith. All such Returns described in this Section 7.15(c) and any schedules to be included therewith shall be prepared on a basis consistent with those of the Company prepared for prior Tax periods.

          (d) Without the prior written consent of Acquiror, which consent may not be unreasonably withheld, the Company shall not make any election with respect to Taxes, change an annual accounting period, adopt or change any accounting method (except for the changes authorized by Section 6.02(i)) or file any amended Return, if such election, adoption, change or filing would be reasonably expected to increase the Tax liability or reduce any taxable loss of the Company (or its successor) with respect to any period ending after the Closing Date.

          (e) Without the prior written consent of the Stockholders, which consent may not be unreasonably withheld, the Company shall not, after the Closing, make any election with respect to Taxes, change an annual accounting period, adopt or change any accounting method or file any amended Return, if such election, adoption, change or filing would be reasonably expected to increase the Tax liability or reduce any taxable loss of the Company (or its successor) with respect to any taxable period (or portion thereof) ending on or before the Closing Date.

Without the prior written consent of the Stockholders, which consent may not be unreasonably withheld, the Company shall not, after the Closing, claim any refund of Taxes of the Company with respect to any taxable period (or portion thereof) ending on or before the Closing Date.

          (f) For purposes of this Section 7.15, all references to the Company shall include the Subsidiaries and affiliates, and the former Subsidiaries and affiliates, of the Company.

          SECTION 7.16  Use of Computer Software.

          (a) Each Stockholder shall use its best efforts to, at or prior to the Effective Time, transfer to the Company and its Subsidiaries, or provide an enforceable license (which license shall be (x) perpetual in the case of any computer software owned by a Stockholder or its affiliates or licensed to the Company or its Subsidiaries by a Stockholder or its affiliates (other than computer software licensed to the Company or its Subsidiaries through a pass through arrangement with a third party) and (y) of like tenor in the case of computer software licensed from parties other than a Stockholder or its affiliates or licensed to the Company or its Subsidiaries through a pass through arrangement with a third party) for the Company and its Subsidiaries to use, all Company Software, and the right to use pursuant to existing contractual arrangements (on the same terms as in effect on the date of this Agreement) all operating software used by the Company and its Subsidiaries as of the date of this Agreement which is not included in the definition of Company Software ("Operating Software"). Each Stockholder shall pay all costs and expenses in excess of existing ongoing royalty obligations to persons other than a Stockholder or its affiliates (including, but not limited to, existing royalty obligations relating to computer software licensed to the Company or its Subsidiaries through a pass through arrangement with a third party) incurred in connection with the transfer or license to the Company of all Company Software, including, but not limited to, payment of any transfer or license fees or similar costs. In the event any Stockholder is unable to effect the transfer or license to the Company of any Company Software, or provide the Company with the right to use any Operating Software, such Stockholder shall make arrangements for the provision of replacement computer software to the Company as of the Effective Time, which replacement software shall be reasonably acceptable to Acquiror, and such Stockholder shall pay all costs and expenses in excess of existing ongoing royalty obligations to persons other than a Stockholder or its affiliates (including, but not limited to, existing royalty obligations relating to computer software licensed to the Company or its Subsidiaries through a pass through arrangement with a third party) incurred in connection with obtaining and/or developing such replacement software.

          (b) Each Stockholder shall indemnify and hold Acquiror, the Company and their Subsidiaries harmless against any Losses arising out of the use of any Company Software or Operating Software by the Company and its

Subsidiaries prior to the Effective Time, which use is claimed to be in violation of the intellectual property rights of any person or any license or other agreement relating to the use of such software.

          SECTION 7.17 Assumption of Registration Rights Agreement. Effective upon consummation of the Merger, Acquiror hereby assumes the Company's obligations under the Registration Rights Agreement dated as of March 9, 1995, as amended, among the Company and certain stockholders of the Company (all of which are former stockholders of HealthSpring, Inc.) listed on Exhibit A thereto (the "HealthSpring Stockholders") with respect to registration of (a) the Acquiror Common Stock issuable upon conversion of any Acquiror Preferred Stock issued to the HealthSpring Stockholders in the Merger and (b) any Acquiror Preferred Stock issued to such stockholders in the Merger.

          SECTION 7.18 Waiver of Rights of First Refusal. By execution of this Agreement, each Stockholder, on behalf of itself and its respective affiliates, waives all rights of first offer, rights of first refusal or similar rights (whether under the Master Agreement, the Stockholders Agreement referred to in Section 6.03(f) or otherwise), with respect to the Merger and the capital stock or assets of the Company and its Subsidiaries.

          SECTION 7.19  Post-Closing Cooperation.

          (a) Until the second anniversary of the Merger (or such other period provided in Section 7.15(a) in connection with Taxes), the Stockholders shall provide any reasonable assistance requested by Acquiror in connection with the matters contemplated by this Agreement, the Master Agreement and the Affiliate Contracts entered into in connection with the Master Agreement; provided that no Stockholder shall be required to incur unreasonable costs under this Section 7.19.

          (b) In the event the Stockholders receive any notice from any Governmental Entity regarding the Health Care Benefits Business of the Company and its Subsidiaries, the recipient shall promptly deliver such notice to Acquiror. The parties shall work together to resolve any issues raised by such notice and, if requested by Acquiror, the Stockholders shall provide reasonable assistance in accordance with Section 7.19(a) above in resolving any such issues.

          (c) At the Effective Time, a liaison committee (the "Liaison Committee"), shall be formed consisting of two senior executives of each of TIG, MetLife and Acquiror. The initial members of the Liaison Committee are set forth on Exhibit 7.19 attached to this Agreement. In the event any such member's employment terminates, a replacement member holding a comparable position shall be named to serve on the Liaison Committee. The Liaison Committee shall meet at least quarterly and shall be responsible for overseeing the implementation of this Agreement, the Master Agreement and related Affiliate Contracts, the transition of the operations of the Health Care Benefits Business from the

Stockholders to the Company and to Acquiror under such agreements, and any issues which arise among the parties pursuant to such agreements. The Liaison Committee shall remain in place until the second anniversary of the Merger, or such earlier date as Acquiror determines that its functions have been completed or are no longer necessary.

          SECTION 7.20  Certain Litigation.

          (a) Each Stockholder shall indemnify and hold harmless Acquiror, the Company and their Subsidiaries against all Losses arising out of any legal, arbitral or administrative claims, actions, suits, litigation or proceedings of any kind affecting the Health Care Benefits Business, at law or in equity (including actions or proceedings seeking injunctive relief), whether or not the Company or its Subsidiaries is a named party, which (i) arise from facts, events or circumstances occurring prior to January 3, 1995 with respect to the Health Care Benefits Business conducted by such Stockholder and its affiliates, (ii) arise on or after January 3, 1995 with respect to any matter relating to the Health Care Benefits Business for which such Stockholder or its affiliates exercised decision making authority (including by choosing not to act after reviewing specific actions taken or proposed to be taken by the Company and its Subsidiaries) under the Master Agreement, any Affiliate Contract or otherwise (other than Losses resulting from actions or omissions of the Company and its Subsidiaries after January 3, 1995 and for which such Stockholder would be entitled to indemnification from the Company under the terms of any Affiliate Contract contemplated by the Master Agreement) or (iii) arise on or after January 3, 1995 with respect to any business conducted by the Stockholder or its affiliates of the type included in the Health Care Benefits Business that was not transferred to or reinsured by the Company or its Subsidiaries (other than Losses resulting from actions or omissions of the Company and its Subsidiaries after January 3, 1995 and for which such Stockholder would be entitled to indemnification from the Company under the terms of any Affiliate Contract contemplated by the Master Agreement) (collectively, "Litigation"). Effective as of the Effective Time, the Company shall eliminate the litigation reserve of the Company's Subsidiaries for the matters referred to in clause (i) above to the extent that such reserve remains on the books of the Company and its Subsidiaries as of the Effective Time and was part of the $2.5 million litigation reserve established at the time of formation of the Company, and the amount of such reserve which is eliminated shall be paid in cash to the Stockholder who contributed the Subsidiary in question.

          (b) Except as otherwise provided in this Section 7.20 or as otherwise agreed by the parties, the defense of any Litigation existing as of the date of this Agreement or instituted after the date of this Agreement shall be assumed by the Stockholder in connection with whose Health Care Benefits Business such Litigation arose as of the date of this Agreement (or the date of institution), and thereafter such Litigation shall be managed by such Stockholder, and the Stockholders shall be responsible for all costs, expenses and liabilities relating to such Litigation. The Company and its Subsidiaries shall assign to the applicable Stockholder all rights to any recovery, whether by reason of subrogation, insurance or otherwise, against any third party in respect of any Losses to such Stockholder resulting from the Litigation.

          (c) The Stockholders shall keep Acquiror informed of all material developments in such Litigation (including any proposed settlement), and the Stockholders shall not take any action or enter into any settlement with respect to such Litigation that could reasonably be expected to adversely affect the Health Care Benefits Business without the prior written consent of Acquiror, which consent shall not be unreasonably withheld. In the event that Acquiror, in its reasonable judgment, determines that any Litigation managed by a Stockholder is not being defended by such Stockholder in a reasonably diligent manner or the management of such Litigation is otherwise materially adversely affecting the business of Acquiror, the Company or their Subsidiaries, Acquiror shall, upon written notice to such Stockholder, be permitted to assume the defense of such Litigation, and all reasonable out-of-pocket costs and expenses incurred by Acquiror in defending such Litigation, and all amounts paid pursuant to any judgment or settlement relating thereto, shall be paid by the Stockholders; provided, however, that no such settlement shall be entered into without the prior consent of the applicable Stockholder, which consent shall not be unreasonably withheld, and provided further that the applicable Stockholder may participate in the defense of such Litigation at its own cost and expense.

          SECTION 7.21  Post-Effective Time Employee Benefit Plans.

          (a) As of the Effective Time, each employee who was employed by the Company or any of its Subsidiaries immediately prior to the Effective Time ("Affected Employees") shall remain an employee of the Company, or as applicable such Subsidiary, on the same terms and conditions (including salary and wage rate) as were in effect immediately prior to the Effective Time. The Affected Employees shall continue participation (without any break in service or full or partial termination of the relevant plan), on the same terms and conditions as were in effect immediately prior to the Effective Time, in The Travelers Savings, Investment and Stock Ownership Plan, the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates and The Travelers TESIP Restoration and Nonqualified Savings Plan (each, a "Savings Plan"), during the period commencing at the Effective Time and ending on December 31, 1995, or, by mutual consent of Acquiror and the Stockholder involved, a later date (any such date, which may be different between the Savings Plans, is referred to herein as the "Transfer Date"). Between the Effective Time and the Transfer Date, the Company shall continue to make matching contributions (via reimbursement of the applicable Stockholder or directly) to the Savings Plans in accordance with the provisions of the Savings Plans. Notwithstanding the foregoing, nothing herein shall prohibit the Company or its Subsidiaries from terminating employment of any Affected Employees, with or without cause.

          (b) As of the Effective Time, the Affected Employees shall commence participation, or, as applicable, continue to participate, in (without any break in service for purposes of eligibility, pre-existing condition, deductible or co-payment provisions) welfare benefit plans, including, but not limited to, severance plans, of the Company ("Replacement Welfare Benefit Plans"), which Replacement Welfare Benefit Plans shall provide for substantially identical benefits at substantially identical cost and substantially identical terms and conditions as were in effect immediately prior to the Effective Time, and such Replacement Welfare Benefit Plans may not be amended or terminated, except as may be required by Law or to preserve intended tax results, before January 1, 1996. Notwithstanding the foregoing, nothing herein shall prohibit, or be construed to prohibit, the Company or its Subsidiaries from terminating or amending the Replacement Welfare Benefit Plans at any time after January 1, 1996. From the Effective Time until January 1, 1996, the Stockholder that administered the predecessor welfare benefit plan shall administer the Replacement Welfare Benefit Plan under commercially reasonable terms agreed upon by the parties; provided, however, that the Company may terminate such administration at any time. With respect to any insured plan, each Stockholder shall use its best efforts to cause the Company portion of the insurance contract to be spun off as of the Effective Time into a separate contract for the Company's employees with identical benefits and premiums. To the extent the applicable Stockholder and the Company cannot obtain such a separate contract, the requirement to provide substantially identical benefits in the first sentence of this Section 7.21(b) shall not apply, but such Stockholder and the Company shall exercise their best efforts to obtain a contract that duplicates such benefits as nearly as practicable. Acquiror shall credit the Affected Employees with credit for continued service with the Company, its Subsidiaries, the Stockholders or their Subsidiaries, prior to the Effective Time for all eligibility and vesting purposes, including for determination of entitlement to vacation and short-term disability benefits. The Stockholders will cooperate with the Company to provide service records for such Affected Employees.

          (c) Effective as of the applicable Transfer Date, Acquiror shall cause the Affected Employees who cease at such time to participate in a Savings Plan which is a qualified plan, to commence participation in a qualified defined contribution plan of the Company or Acquiror (the "Successor Plan"), and shall credit under each Successor Plan the Affected Employees with credit for service with the Company, its Subsidiaries, the Stockholders, or their Subsidiaries prior to the Transfer Date for all purposes for which such service was recognized by the applicable Savings Plan, including, without limitation, credit for eligibility, vesting and the determination of the level of the match under any Successor Plan. The Stockholders will cooperate with the Company to provide service records for such Affected Employees.

          (d) Prior to the Transfer Date, neither the Company nor Acquiror shall take any action that may result in (or omit to take any action which would prevent) the disqualification of, or any adverse tax consequences to, any Savings Plan. The Company and Acquiror shall at all times cooperate with the Stockholders in all reasonable respects in connection with the filing or providing documents and other data necessary for the administration of plans, including payroll data, with regard to the Travelers Pension Plan for Salaried Employees (the "Travelers Pension Plan") and the Savings Plans, and in connection with similar administrative matters, and shall indemnify and hold harmless the Stockholders with respect to any Losses due to Acquiror's or the Company's failure to reasonably so cooperate with the Stockholders. No employee communications shall be sent with respect to the Travelers Pension Plan and the Savings Plan without the approval, which shall not be unreasonably withheld, by the relevant Stockholder. Each Stockholder shall have the right, subject to the consent of Acquiror, which shall not be unreasonably withheld, to communicate with the participants in such plans with respect to any developments affecting such participants.

          (e) Anything in this Agreement to the contrary notwithstanding, no employee benefits shall be paid or provided by the Stockholders after the Effective Time, except to the extent explicitly provided for in this Section
7.21 or elsewhere in this Agreement.

          (f) Each Stockholder shall indemnify and hold harmless the Company and Acquiror with respect to any Losses arising under, or with respect to, its respective Savings Plans or the continued participation of employees of the Company and its Subsidiaries therein, except as otherwise provided in Section 7.09.


                                 ARTICLE VIII

                              CLOSING CONDITIONS
                              ------------------

          SECTION 8.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) No Injunction, Action or Proceeding. There shall not have been any injunction or order issued and remaining in effect which restrains, enjoins or prohibits the consummation of the Merger. There shall not be pending any action or proceeding by a Governmental Entity before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any such action or proceeding (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries; (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on Acquiror, Acquiror Sub or the Company or any of their officers or directors;
(iv) requiring or seeking to require divestiture by the Acquiror of all or any material portion of the business, assets or property of the Company or any of its Subsidiaries; or (v) seeking to restrain, enjoin or prohibit the consummation of the Merger, in each case, with respect to clauses (i) through
(iv) above, which would or is reasonably likely to result in a Company Material Adverse Effect at or prior to the Effective Time or an Acquiror Material Adverse Effect at, prior to or after the Effective Time or, with respect to clauses (i) through (v) above, to subject any of their respective officers or directors to substantial penalties or criminal liability; provided that prior to invoking this condition, the party seeking to invoke it shall have used its reasonable efforts to have any such action or proceeding dismissed or such order or decree vacated.

          (b) HSR Act. The applicable waiting period, together with any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

          (c) Health Benefit Laws. The applicable approvals and any applicable waiting periods under Health Benefit Laws listed on Section 3.05 of the Company Disclosure Schedule, Section 4.03 of the Stockholder Disclosure Schedule or
Section 5.05 of the Acquiror Disclosure Schedule and which have been identified thereon by Acquiror on the date of this Agreement as being a condition to Closing under this Section 8.01(c) shall have been received, waived or terminated and all notices required by such Laws given, and any such matters omitted from any such schedule on the date of this Agreement, which the failure to receive, waive, terminate or give would reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, shall have been received, waived, terminated or given.

          (d) Registration Agreement. Acquiror, MHH and MetLife shall have entered into a Registration Rights Agreement substantially in the form of
Exhibit 8.01(d) attached hereto (the "Registration Agreement"), and such agreement shall be in full force and effect.

          (e) Other Approvals or Notices. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror and the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement with all Governmental Entities (other than the filing and recordation of merger documents in accordance with Delaware Law and matters covered by Section 8.01(c)) which are listed on Section
3.05 of the Company Disclosure Schedule, Section 4.03 of the Stockholder Disclosure Schedule or Section 5.05 of the Acquiror Disclosure Schedule and which have been identified thereon by Acquiror on the date of this Agreement as being a condition to

Closing under this Section 8.01(e) shall have been obtained or made, and any such matters omitted from any such schedule on the date of this Agreement, which the failure to obtain or make would reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, shall have been obtained or made.

          SECTION 8.02 Additional Conditions to Obligations of Acquiror and Acquiror Sub. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company, and of the Stockholders and MetLife contained in this Agreement, without giving effect to any update to the Company Disclosure Schedule or the Stockholder Disclosure Schedule under Section 7.04 shall, without regard to any qualification by reference to "materiality" or "Company Material Adverse Effect," be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time (provided, that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a material adverse effect on the financial condition, results of operations, businesses, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided, however, that there shall be deemed not to be such a material adverse effect to the extent that (i) such material adverse effect is, or in the reasonable judgment of a person similarly situated to Acquiror can be, compensated through a reduction in Contingent Consideration in accordance with the terms of Section 2.03 or indemnification in accordance with the terms of Section 10.02(a) or (ii) they are the result of general economic conditions or changes generally in applicable Laws that affect the industries in which the Company operates. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company and an appropriate officer of each Stockholder to that effect.

          (b) Agreements and Covenants. The Company, the Stockholders and MetLife shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company and from an appropriate officer of each Stockholder to that effect.

          (c) Third-Party Consents. The Company shall have obtained (i) each of the consents or approvals listed in Section 3.05 of the Company Disclosure Schedule or Section 4.03 of the Stockholder Disclosure Schedule (other than with respect to matters covered by Section 8.01(c) or 8.01(e)) and which have been identified thereon by Acquiror on the date of this Agreement as being a condition to Closing under this Section 8.02(c), and (ii) any such consents or approvals omitted from any such schedule on the date of this Agreement, which the failure to receive, waive, terminate or give would reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, shall have been obtained.

          (d) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company.

          SECTION 8.03 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement, and the obligation of the Stockholders to vote to approve the Merger, is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Acquiror contained in this Agreement, without giving effect to any update to the Acquiror Disclosure Schedule under Section 7.04 shall, without regard to any qualification by reference to "materiality" or "Acquiror Material Adverse Effect," be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except for any inaccuracies which, individually or in the aggregate, have not had, and would not have, a material adverse effect on the financial condition, results of operations, businesses, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole; provided, however, that there shall be deemed not to be such a material adverse effect to the extent that (i) such material adverse effect is, or in the reasonable judgment of a person similarly situated to the Company can be, compensated through indemnification in accordance with the terms of Section 10.03(a) or (ii) they are the result of general economic conditions or changes generally in applicable Laws that affect the industries in which Acquiror operates. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

          (b) Agreements and Covenants. Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

          (c) Certificate of Designations. Acquiror shall have duly adopted, executed and filed the Certificate of Designations with the Minnesota Secretary of State, and the Certificate of Designations shall be in full force and effect as of the Closing under the laws of the State of Minnesota and shall not have been amended or modified.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

          (a) by mutual consent of Acquiror, the Company and the Stockholders;

          (b) (i) by Acquiror, if there has been a breach by the Company or either Stockholder of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of the Company or the Stockholders shall have become untrue, in any such case such that Section 8.02(a) or Section 8.02(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by the Company or such Stockholder of written notice of such breach; or

          (ii) by the Company, if there has been a breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue, in any such case such that Section 8.03(a) or Section 8.03(b) will not be satisfied, and, if capable of being cured, such breach or condition has not been cured within 30 days following receipt by Acquiror of written notice of such breach;

          (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

          (d) by either Acquiror or the Company if the Merger shall not have been consummated before December 31, 1995 (although the parties agree to use their best efforts to consummate the Merger as soon as practicable after the date of this Agreement); provided, however, that this Agreement shall be extended not more than 90 days thereafter if (i) the Merger shall not have been consummated as a result of the failure (A) to receive all regulatory approvals or consents required to be obtained with respect to the Merger, or (B) to resolve all actions or proceedings of a type described in Section 8.01(a) or the last sentence of Section 3.09(a), and (ii) the parties are diligently pursuing such approvals and consents and there is a reasonable likelihood that such approvals and consents will be obtained.

          SECTION 9.02 Effect of Termination. Except as provided below and subject to the remedies of the parties set forth in Sections 9.03(c) and (d), in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease. Notwithstanding the foregoing, the agreements set forth in Sections 6.05(c),
9.02 and 9.03 and Article XII shall survive termination of this Agreement.

          SECTION 9.03  Fees and Expenses.

          (a) Except as provided in Sections 9.03(c) and (d), all Expenses incurred by the parties shall be borne solely and entirely by the party which has incurred the same; provided that the amount of legal expenses paid by the Company and its Subsidiaries shall be limited to $500,000, and any excess over such amount shall be paid by the Stockholders.

          (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated by this Agreement.

          (c) The Company agrees that (i) if Acquiror shall terminate this Agreement pursuant to Section 9.01(b) by reason of a breach of Sections 6.02(g), 6.03(b) or 6.03(e), or (ii) if the Company determines not to consummate the Merger for any reason not permitted under this Agreement, then on the Payment Date (as defined below), TIG and MetLife shall pay to Acquiror an aggregate amount equal to $100,000,000 (which amount shall be paid 50% by TIG and 50% by MetLife). For purposes of this Section 9.03(c), the "Payment Date" is the date 10 days following the earliest of the following to occur: (1) the closing of any transaction resulting from a Competing Transaction, (2) the date as of which the Company publicly announces that the Competing Transaction giving rise to Acquiror's termination of this Agreement will not proceed, (3) the date the Company determines not to consummate the Merger under clause (ii) above and (4) the date twelve months following a termination of this Agreement by Acquiror giving rise to payment under this Section 9.03(c).

          (d) The Company, the Stockholders, MetLife and Acquiror each agree that (i) the payment provided for in Section 9.03(c) shall be the sole and exclusive remedy of Acquiror upon any termination of this Agreement as described in Section 9.03(c) (i) and such remedies shall be limited to the sum stipulated in Section 9.03(c) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination, and (ii) with respect to any termination of this Agreement pursuant to Section 9.01(b) as a direct result of a material, intentional breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement (other than due to a breach of Sections

6.02(g), 6.03(b) or 6.03(e)), all remedies available to the other party either in law or equity shall be preserved and survive the termination of this Agreement.

          (e) Any payment required to be made pursuant to Section 9.03(c) shall be made to Acquiror not later than two business days after delivery to the Company of notice of demand for payment, and shall be made by wire transfer of immediately available funds to an account designated by Acquiror in the notice of demand for payment delivered pursuant to this Section 9.03(e).

          (f) Subject to Sections 9.03(c) and (d) above, if all conditions to the obligations of a party at Closing contained in Article VIII of this Agreement have been satisfied (or waived by the party entitled to waive such conditions), and the first party does not proceed with the Closing, all remedies available to the other party, either at law or in equity, on account of such failure to close, including, without limitation, the right to pursue a claim for damages on account of a breach of this Agreement, shall be preserved and shall survive any termination of this Agreement.


                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          As used in this Article X, the term "Stockholder" shall mean (a) TIG and TIC on one hand and (b) MetLife and MHH on the other.

          SECTION 10.01 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Articles III, IV and V hereof shall survive the Closing.

          SECTION 10.02  Indemnification by the Stockholders.

          (a) Subject to the limitations set forth in Section 10.02(b) below, the Stockholders severally agree to indemnify Acquiror and its officers, directors, employees and agents (collectively, the "Acquiror Indemnified Parties") and hold them harmless against any loss, liability, Tax (including interest and penalties), damage or expense (including reasonable legal expenses and costs) or any assertion thereof, net of any Tax benefit to the person being indemnified (determined at the maximum statutory federal corporate income tax rate in effect at the time of determination) to the extent any indemnification payment hereunder is not taxable to the applicable indemnified party ("Losses") which any Acquiror Indemnified Party may suffer, sustain or become subject to as a result of (i) any representation or warranty by the Company or the Stockholders in, or in connection with, this Agreement, that is not true and correct as of the date made, (ii) any breach of any covenant or agreement of the Company or the Stockholders contained in this Agreement or any other agreement entered into by any such party in connection with this Agreement, (iii) any amounts not paid by the Stockholders, or for which the Stockholders are obligated to indemnify, in accordance with (including any Tax arising from payments or reimbursements by the Stockholders made on an after-Tax basis under) Sections 7.08, 7.09, 7.14, 7.16, 7.20 and 7.21, respectively, due and payable (including, without limitation, any amounts paid by Acquiror and its Subsidiaries after the Closing or by the Company and its Subsidiaries prior to the Closing), (iv) any amounts for which a Stockholder is obligated to indemnify under Section 7.06, and (v) without regard to limitations set forth in Section 10.02(b)(ii), any Tax attributable to the disallowance of any Tax benefit (determined at the same rate as used in determining such Tax benefit) taken into account when computing the amount of any indemnification payment hereunder.

          (b) The Stockholders shall be liable to the Acquiror Indemnified Parties for any Losses described in Section 10.02(a)(i) or (ii): (i) only if Acquiror or another Acquiror Indemnified Party delivers to the Stockholders written notice, setting forth in reasonable detail the identity, nature and amount of Acquiror Losses related to such claim or claims prior to expiration of Acquiror's right to indemnity under Section 10.05; and (ii) once, and not until, the aggregate amount of all such Acquiror Losses exceeds $20,000,000, the Stockholders shall be obligated to indemnify the Acquiror Indemnified Parties for the full aggregate amount of all such Acquiror Losses in excess of $20,000,000; provided that (x) once the aggregate amount of Acquiror Losses exceeds $20,000,000, Acquiror shall refrain from asserting any claim for indemnity hereunder until the aggregate of all individual claims asserted exceeds $1,000,000, at which time Acquiror may bring all of its indemnity claims hereunder (provided that Acquiror may bring any claim or claims which are less than $1,000,000 in the aggregate if necessary to avoid the loss of any such claim due to expiration of its indemnification rights hereunder) and (y) Acquiror shall not be entitled to indemnity under Sections 10.02(a)(i) or (ii) to the extent the amount of Acquiror Loss is recovered by Acquiror through the adjustments to the Contingent Consideration under Section 2.03 or by indemnification payments under Sections 10.02(a)(iii), 10,02(a)(iv) and 10.02(a)(v). Acquiror Losses described in Sections 10.02(a)(iii), 10.02(a)(iv) and 10.02(a)(v) shall not be subject to the limitations of Sections 10.02(b)(i) and (ii), or counted for purposes of the limitations set forth in Section 10.02(b)(ii). Notwithstanding the foregoing, the aggregate liability of the Stockholders for indemnity under this Article X shall not exceed $800,000,000. The indemnification obligations of the Stockholders under this Article X shall be several such that:

          (x) amounts payable for indemnification claims made under any circumstances other than those described in clause (y) below shall be paid 50% by TIG and 50% by MetLife; and

          (y) amounts payable for indemnification claims made under (1) Section 10.02(a)(i) for breach of the representations and warranties set forth in

Article IV and (2) Section 10.02(a)(ii) for breach of any covenants of a Stockholder, shall be paid 100% by TIG if TIG or TIC was the breaching party or 100% by MetLife if MetLife or MHH was the breaching party.

          SECTION 10.03  Indemnification by Acquiror.

          (a) Subject to the limitations of Section 10.03(b), Acquiror agrees to indemnify in full the Stockholders, and their officers, directors, employees, and agents (collectively, the "Stockholder Indemnified Parties") and hold them harmless against any Losses which any Stockholder Indemnified Party may suffer, sustain or become subject to as a result of (i) any representation or warranty by the Acquiror or the Acquiror Sub in, or in connection with, this Agreement, that is not true and correct as of the date made, and (ii) any breach of any covenant or agreement of Acquiror or the Acquiror Sub contained in this Agreement or any other agreement entered into by any such party in connection with this Agreement.

          (b) Acquiror shall be liable to the Stockholder Indemnified Parties for any Stockholder Losses described in Sections 10.03(a)(i) or (ii): (i) only to the extent of the Stockholder Losses for which Stockholder or another Stockholder Indemnified Party delivers to Acquiror written notice, setting forth in reasonable detail the identity, nature and amount of Stockholder Losses related to such claim or claims prior to expiration of Stockholder's right to indemnity under Section 10.05; and (ii) only if the aggregate amount of all such Stockholder Losses exceeds $20,000,000, in which case Acquiror shall be obligated to indemnify the Stockholder Indemnified Parties for the full aggregate amount of all such Stockholder Losses in excess of $20,000,000.

          SECTION 10.04 Method of Asserting Claims. As used in this Section 10.04, an "Indemnified Party" shall refer to an "Acquiror Indemnified Party" or "Stockholder Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

          (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. Defense of any Claim relating to Taxes shall be governed by Section
10.07.  Defense of all other Claims shall be governed by this Section 10.04.
The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, subject to the provisions of Sections 10.02(b)(ii) and 10.03(b)(ii) (if applicable to such Loss). If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Chief Executive Officers or other representatives of each of the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such persons within 60 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally pursuant to an arbitration proceeding in accordance with Section 12.01 below. The arbitrator(s) shall resolve the dispute within 30 days after selection, and judgment upon the award rendered by such arbitrator(s) may be entered in any court of competent jurisdiction.

          (c) After the Closing, the rights set forth in this Article X shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the other agreements entered into in connection with this Agreement.
Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to any party in connection with this Agreement and such other agreements. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

          SECTION 10.05  Expiration of Indemnities.

          (a) The indemnification obligations of the Stockholders set forth in
Section 10.02(a)(ii) for covenants and agreements required to be performed, in whole or in part, after the Closing, and in Sections 10.02(a)(iii) and 10.02(a)(iv) shall not expire. The remaining indemnification obligations of the Stockholders set forth in Sections 10.02(a)(i), 10.02(a)(ii) and 10.02(a)(v) shall expire upon the last to occur of:

          (i) (A) with respect to claims under Sections 3.12 and 10.02(a)(v), six months after the expiration of the statute of limitations period for the applicable Tax and (B) with respect to claims under Sections 10.02(a)(i) (other than for breach of any representation and warranty set forth in Section 3.12) and 10.02(a)(ii) (for covenants and agreements required to be fully performed at or prior to the Closing) on April 30, 1998; and

          (ii) the full and complete discharge, settlement, arbitration or adjudication of all such claims made under such sections before the applicable period specified in clause (i) above, and payment in full of all amounts for which liability has been established or agreed upon with respect thereto.

          (b) The indemnification obligations of Acquiror set forth in Section 10.03(a)(ii) for covenants and agreements required to be performed, in whole or in part, after the Closing, shall not expire. The remaining indemnification obligations of Acquiror set forth in Sections 10.03(a)(i) and 10.03(a)(ii) shall expire upon the last to occur of:

          (i) April 30, 1998; and

          (ii) the full and complete discharge, settlement, arbitration or adjudication of all such claims made under such sections before the applicable period specified in clause (i) above, and payment in full of all amounts for which liability has been established or agreed upon with respect thereto.

          SECTION 10.06 Indemnification Claims; Interest. Interest on any claim for indemnification pursuant to this Article X shall accrue at a rate equal to the three-month LIBOR rate, as in effect at the Effective Time, from the date the Loss which gave rise to such claim arose until the claim is satisfied by payment.

          SECTION 10.07  Tax Claims; Certain Contest Rights.

          (a) Within ten business days after receipt by Acquiror, Acquiror Sub or the Company of a written notice of any demand, claim or circumstance which, after the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation relating to Taxes with respect to which indemnity may be sought under Section 10.02 (an "Asserted Tax Liability"), Acquiror shall give written notice thereof to the Stockholders (the "Tax Claim Notice"), and payment to Acquiror of amounts due pursuant to the Stockholders' indemnification obligation shall be made in accordance with this Article X. In the event that any of the Stockholders elect pursuant to Section 10.07(b) hereof to contest or compromise an Asserted Tax Liability, except as otherwise provided herein, the Stockholders' Tax indemnification obligation under this Article X shall be deferred until such time as there is a final determination with respect to the Asserted Tax Liability. A Tax Claim Notice shall contain factual information (to the extent reasonably available to Acquiror, Acquiror Sub or the Company) generally describing the Asserted Tax Liability in question and shall include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. Failure by Acquiror, Acquiror Sub or the Company to give the Stockholders prompt notice of an Asserted Tax Liability shall not reduce or otherwise discharge the Stockholders' obligations pursuant to this
Article X; provided that to the extent that the Stockholders are damaged by such failure, then any amount which the Stockholders would otherwise be required to pay pursuant to this Article X with respect to such Asserted Tax Liability shall be reduced by the amount which is solely and directly attributable to such failure to give prompt notice.

          (b) The Stockholders may elect to direct at their own expense, a compromise or contest, either administratively or in the courts, of any Asserted Tax Liability; provided that the Stockholders have acknowledged in writing their obligation to indemnify Acquiror with respect to such Asserted Tax Liability; and provided further that Acquiror, in its sole and absolute discretion, may notify the Stockholders at any time that any such compromise or contest must be immediately terminated, in which case the Stockholders' obligation to make indemnity payments pursuant to this Article X with respect to such Asserted Tax Liability (or any liability substantially related to such Asserted Tax Liability (by virtue of common factual or legal issues underlying such liability)) shall thereupon terminate. If, in accordance with the foregoing, the Stockholders elect to direct the compromise or contest of any Asserted Tax Liability, they shall within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner, if the nature of the Asserted Tax Liability so requires) notify Acquiror of their intent to do so, and Acquiror shall cooperate and shall cause the Company to cooperate, at the Stockholders' sole expense (subject to Section 10.07(d)), in the compromise or contest of such Asserted Tax Liability. Notwithstanding any attempt to compromise or contest any Asserted Tax Liability, Acquiror and the Company may reasonably determine not to release or disclose to the Stockholders any information relating to matters which arose after the Closing Date which either of them determines is of a confidential nature and which, in the best interests of Acquiror or the Company should not be disclosed to the Stockholders unless the Stockholders, their advisors and agents agree in writing to protect the confidential nature of such information and to use or disclose such information solely to the extent necessary to contest an Asserted Tax Liability.

          (c) The Stockholders may enter into a settlement agreement with respect to, or otherwise resolve, any Asserted Tax Liability but only with prior written consent of Acquiror, which consent may not be unreasonably withheld. In the event that Acquiror reasonably determines in accordance with the immediately preceding sentence not to consent to any settlement agreement or resolution of any Asserted Tax Liability, then Acquiror, at its own expense, shall be obligated to attempt to compromise or contest, in its sole and absolute discretion, such Asserted Tax Liability. In such event the Stockholders' obligation to make indemnity payments pursuant to this Article X with respect to such Asserted Tax Liability shall be limited to the amount which would have been payable by the Stockholders pursuant to this Article X if the settlement agreement or resolution with respect to the Asserted Tax Liability which had been agreed to by the Stockholders had also been consented to by Acquiror and shall be deferred until such time that Acquiror, in its sole and absolute discretion, decides no longer to proceed with any attempt to compromise or contest such Asserted Tax Liability. If, in accordance with the provisions of this Section 10.07, the Stockholders (i) do not attempt to contest the Asserted Tax Liability, or (ii) contest their obligation to indemnify under this Article X, Acquiror or the Company may pay, compromise or contest, in their sole and absolute discretion, such Asserted Tax Liability without obtaining any approval or consent from, or on behalf of, the Stockholders and without obtaining a final determination of such Asserted Tax Liability (to the extent that Acquiror is damaged thereby). If the Stockholders fail to notify Acquiror of their election pursuant to Section 10.07(b) to compromise or contest an Asserted Tax Liability, the Stockholders shall indemnify Acquiror and the Company to the extent that Acquiror or the Company is damaged thereby.

          (d) In the event that, in accordance with the provisions of this
Section 10.07, the Stockholders are attempting to compromise or contest any Asserted Tax Liability, Acquiror or the Company, as the case may be, may participate, at their own expense, in all proceedings, either administratively or in the courts. In such event Acquiror shall promptly empower and shall cause the Company promptly to empower (by power of attorney or such other documentation as may be appropriate, limited to the Asserted Tax Liability) such representative of the Stockholders as the Stockholders may designate as a co-representative of Acquiror or the Company in any audit, claim for refund or administrative or judicial proceeding, but only insofar as such audit, claim for refund or proceeding involves an Asserted Tax Liability for which the Stockholders would be liable under this
Article X. For all purposes of this Section 10.07, the right to participate in all proceedings either administratively or in the courts relating to an Asserted Tax Liability shall include the right to attend and be kept fully informed of all of the foregoing but shall not include, unless expressly provided for herein, the power to compromise, contest or make any other decisions with respect to an Asserted Tax Liability.

          (e) For all purposes of this Section 10.07, a final determination means a decision by the appropriate administrative officer empowered to review and consider a compromise or contest of any Asserted Tax Liability, except that in the case of any Asserted Tax Liability relating to federal Taxes, a final determination means a final decision by the United States Tax Court, the appropriate United States District Court or the United States Claims Court, whichever the parties choose, with a right of appeal and except that in the case of any Asserted Tax Liability relating to state income taxes, a final determination means a final decision by the highest court of that state to which a contest or protest of such Asserted Tax Liability may be taken. In the event of a final determination, Acquiror or the Company in their sole and absolute discretion, may terminate any compromise or contest relating to any Asserted Tax Liability and in that event Acquiror shall receive all payments required to be made pursuant to this Article X.

          SECTION 10.08 No Right of Offset. Neither Acquiror nor the Stockholders shall be entitled to offset the amount of any claim for indemnification against any other party to this Agreement pursuant to this
Article X, against any amount owing to any such other party.

          SECTION 10.09 Exclusive Remedy. The parties agree that the indemnities provided for in this Agreement shall be the exclusive remedy of the parties for any breach of this Agreement, other than in the case of fraud and other than under Articles I and II of this Agreement.


                                  ARTICLE XI

                                  DEFINITIONS
                                  -----------

          SECTION 11.01  Defined Terms.

          (a) When each of the following terms is used in this Agreement it shall have the meaning stated below:

          "Acquiror Change of Control" means (i) any sale or transfer of all or substantially all of the assets of Acquiror and its Subsidiaries on a consolidated basis, (ii) any sale of stock, merger, consolidation, share exchange, business combination, or other similar transaction which results in persons other than the holders of

Acquiror Common Stock immediately prior to any such transaction holding a number of shares of Acquiror Common Stock possessing the power, under ordinary circumstances, to elect a majority of the board of directors of Acquiror or the surviving entity following any such transaction.

          "Acquiror Common Stock" means the common stock, par value $.01 per share, of Acquiror.

          "Acquiror Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole.

          "Acquiror Preferred Stock" means the 5.75% Series A Convertible Preferred Stock, par value $.001 per share, of the Acquiror having the rights and preferences set forth in the Certificate of Designations.

          "Acquisition" means (i) the acquisition, by purchase of stock, merger or otherwise, of the equity interests of any person and (ii) the acquisition of any business as a going concern by means of an acquisition of all or substantially all of the assets of any person or business, in each case if the transaction is accounted for either as a purchase or pooling under GAAP.

          "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; provided that the Company shall not be deemed to be an affiliate of TIC, TIG, MetLife or MHH.

          "Affiliate Contracts" means each of the contracts and agreements required to be disclosed in Section 3.10(a)(iii).

          "business day" shall mean any day on which the NYSE is open for trading.

          "Certificate of Designations" means the Certificate of Designations in the form attached to this Agreement as Exhibit 11.01.

          "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Company Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          "Company Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, businesses, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole.

          "Contract" means any written contract, agreement, arrangement or understanding or any oral contract or agreement.

          "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

          "Delaware Law" means the General Corporation Law of the State of Delaware.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliates" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code; provided, however, that none of the Stockholders or any of their respective affiliates shall be deemed an ERISA Affiliate of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time.

          "Governmental Entity" means any governmental or regulatory authority, domestic or foreign.

          "Health Benefit Law" means all Laws related to the licensure, certification, qualification or authority to transact business relating to the provision of and/or payment for health benefits, including, but not limited to, ERISA, COBRA and laws relating to the regulation of health maintenance organizations, workers compensation, managed care organizations, insurance, preferred provider organizations, point-of-service plans, certificates of need, third party administrators, utilization review, coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse and patient referrals.

          "Health Care Benefits Business" means the group health insurance, managed care and HMO businesses, related administrative services and health care consulting businesses and other businesses conducted by the Company and its Subsidiaries, including, but not limited to, their respective workers compensation provider networks and other provider networks. "Health Care Benefits Business" shall also include any of the foregoing (i) conducted by the Stockholders and their Subsidiaries under contractual arrangements with the Company and its Subsidiaries or otherwise for the benefit of the Company and its Subsidiaries or (ii) contributed to the Company and its Subsidiaries under the Master Agreement and related Affiliate Contracts.

          "HMO" means a health maintenance organization organized or qualified as such under applicable Law.

          "IRS" means the Internal Revenue Service.

          "knowledge" of a party means the actual knowledge of the senior officers of that party, as such knowledge has been obtained in the normal conduct of the business and also includes such knowledge as a reasonably prudent senior officer would have obtained upon the exercise of reasonable diligence under the same or similar circumstances; "known" shall have a correlative meaning. Any reference in this Agreement to the knowledge of the Company shall also include the knowledge of the senior officers of the Stockholders.

          "Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree.

          "Master Agreement" means the Master Agreement dated as of September 1, 1994 between TIC and MetLife.

          "Medicare" means the applicable provisions of Title XVIII of the Social Security Act and the regulations promulgated thereunder.

          "Medicaid" means the applicable provisions of Title XIX of the Social Security Act and the regulations promulgated thereunder and the state laws and regulations implementing the Medicaid program.

          "MHH" means MetLife HealthCare Holdings, Inc.

          "NYSE" means the New York Stock Exchange, Inc.

          "ordinary course," when used in connection with the Company's business, shall mean the normal course of the Company's business as conducted since January 1, 1995, taking into account that the Company is a newly-formed entity with an evolving business plan (which includes combining and rationalizing the Health Care Benefits Business contributed by the Stockholders under the Master Agreement) and shall not take into account the conduct of the businesses contributed to the Company prior to January 1, 1995.

          "person" means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Subsidiary" with respect to any person shall mean any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "Tax" or "Taxes" means any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation,

          (i) income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes,

          (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and

          (iii) interest, penalties and additions to tax imposed with respect thereto.

          "TIC" means The Travelers Insurance Company.

          "TIG" means The Travelers Insurance Group, Inc.

          (b) When each of the following terms is used in this Agreement, it shall have the meaning stated in the Section indicated below:

          Acquiror                          PREAMBLE
          Acquiror Disclosure Schedule      ARTICLE V PREAMBLE
          Acquiror Indemnified Parties      SECTION 10.02(a)
          Acquiror Permits                  SECTION 5.09
          Acquiror Reports                  SECTION 5.06(a)
          Acquiror SEC Reports              SECTION 5.06(a)
          Acquiror Sub                      PREAMBLE
          Acquiror Sub Common Stock         SECTION 2.01(c)
          Affected Employees                SECTION 7.21(a)
          Agreement                         PREAMBLE
          Alternative Securities            SECTION 2.03(c)
          April 30 Statements               SECTION 3.07(b)
          Asserted Tax Liability            SECTION 10.07(a)
          Assumed Stock Option              SECTION 2.07(c)
          Average Stock Price               SECTION 2.04
          Cash Consideration                SECTION 2.01(a)
          CERCLA                            SECTION 3.19(e)
          Certificate of Merger             SECTION 1.02
          Certificates                      SECTION 2.02(a)
          Claim                             SECTION 10.04(a)
          Claims Accrual Adjustment         SECTION 2.03(b)
          Closing                           SECTION 1.07
          Closing Date                      SECTION 2.02(a)
          Company                           PREAMBLE
          Company Disclosure Schedule       ARTICLE III PREAMBLE
          Company Earnings                  SECTION 2.03
          Company Financial Statements      SECTION 3.07(b)
          Company Investments               SECTION 3.07(h)
          Company Marks                     SECTION 3.15
          Company Permits                   SECTION 3.06
          Company Reports                   SECTION 3.07(a)
          Company Software                  SECTION 7.16
          Company Stock Plan                SECTION 2.07(b)
          Competing Transaction             SECTION 6.02(g)
          Constituent Corporations          SECTION 1.01
          Contingent Consideration          SECTION 2.01(a)
          Contingent Payment Right          SECTION 2.01(a)
          D & O Claim                       SECTION 7.06(b)
          Dissenting Shares                 SECTION 2.08
          Earnings Per Share                SECTION 2.05(e)
          Earn-Out Default                  SECTION 2.05(i)
          Earn-Out                          SECTION 2.05(a)
          Earn-Out Payment Date             SECTION 2.05(a)

          Earn-Out Statement                SECTION 2.05(a)
          Earn-Out Year                     SECTION 2.05(b)
          Effective Time                    SECTION 1.02
          Employee Benefit Plans            SECTION 3.11(b)
          Entrusted Funds                   SECTION 3.13
          Exchange Ratio                    SECTION 2.01(a)
          Expenses                          SECTION 9.03(b)
          Final Statements                  SECTION 3.07(b)
          Hazardous Substance               SECTION 3.19(g)
          Health Care Products              SECTION 7.11(a)
          HealthSpring Merger               SECTION 2.07(a)
          HealthSpring Stockholders         SECTION 7.17
          Indemnified Parties               SECTION 10.04
          Indemnifying Party                SECTION 10.04
          Indemnitees                       SECTION 7.06(a)
          Initial Company Earnings
           Statement                        SECTION 2.03(a)
          Insurance Policies                SECTION 3.17
          Investment                        SECTION 3.07(h)
          Leased Premises                   SECTION 7.14(b)
          Liaison Committee                 SECTION 7.19(c)
          Litigation                        SECTION 7.20
          Losses                            SECTION 10.02(a)
          Marks and Rights                  SECTION 3.15
          Medical Waste Laws                SECTION 3.19(i)
          Merger                            PREAMBLE
          Merger Consideration              SECTION 2.01(a)
          MetLife                           PREAMBLE
          MetLife Business                  SECTION 3.07(b)
          MetLife Statements                SECTION 3.07(b)
          MetraHealth Business              SECTION 3.07(b)
          Notifying Party                   SECTION 10.04
          Opening Balance Sheet             SECTION 3.07(b)
          Operating Software                SECTION 7.16(a)
          Payment Date                      SECTION 9.03(c)
          Pension Plan                      SECTION 3.11(d)
          Petitioner                        SECTION 12.01(b)
          Preferred Conversion Price        SECTION 2.04
          qualified stock options           SECTION 2.07(b)
          Quarterly Statements              SECTION 3.07(b)
          Real Property                     SECTION 3.19(a)
          Registration Agreement            SECTION 8.01(d)
          Release                           SECTION 3.19(g)
          Replacement Welfare Benefit Plan  SECTION 7.21(b)
          Respondent                        SECTION 12.01(b)
          Restricted Company Shares         SECTION 2.07(a)

          SAP                               SECTION 3.07(c)
          SAP Statements                    SECTION 3.07(c)
          Savings Plan                      SECTION 7.21(a)
          Second Company Earnings
           Statements                       SECTION 2.03(b)
          Selection Criteria                SECTION 7.11(b)
          Severance Costs                   SECTION 7.14(a)
          Significant Agents                SECTION 3.14(a)
          Stockholder Disclosure Schedule   ARTICLE IV PREAMBLE
          Stockholder Indemnified Parties   SECTION 10.03(a)
          Stockholders                      PREAMBLE
          Straddle Period Returns           SECTION 7.15(c)
          Successor Plan                    SECTION 7.21(c)
          Surviving Corporation             SECTION 1.01
          Tax Claim Notice                  SECTION 10.07(a)
          Transfer Date                     SECTION 7.21(a)
          Travelers Business                SECTION 3.07(b)
          Travelers Pension Plan            SECTION 7.21(d)
          Travelers Statements              SECTION 3.07(b)
          WARN                              SECTION 3.11(i)
          Welfare Plan                      SECTION 3.11(d)


                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

          SECTION 12.01  Arbitration.

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the agreements contemplated by this Agreement, the breach hereof or thereof, or coverage of this arbitration provision which is not settled by Acquiror and the Company or the Stockholders, other than disputes, controversies or claims involving third party claims which have not been settled, resolved or otherwise disposed of, shall be resolved by arbitration conducted in accordance with this Section 12.01. In such cases the disputing parties will submit their differences to a panel of three arbiters: one to be selected by each disputing party and the third to be selected by the arbiters named by the disputing parties. In the event of disagreement among the arbiters, the decision will rest with the majority. The arbiters will make their award with a view to effecting the intent of the parties; provided that the arbiters shall have no authority to award punitive or exemplary damages or to vary or ignore (but may interpret or construe) the terms of this Agreement or the other agreements contemplated by this Agreement, and the arbiters shall be bound by controlling laws and legal precedent. Each arbiter shall be a present or former officer of a corporation engaged in a business similar to the

Health Care Benefits Business, but not of any party or their affiliates, or other person experienced in the Health Care Benefits Business.

          (b) Arbitration may be initiated by Acquiror or by the Company or the Stockholders (the initiating party is referred to as the "Petitioner") by written notice to the other party or parties demanding arbitration and naming its arbiter. The other party or parties (collectively, the "Respondent') shall have 20 days after receipt of said notice within which to designate its arbiter. The third arbiter shall be chosen by the two arbiters named by the Respondent and the Petitioner within 20 days thereafter and the arbitration shall be held at the place hereinafter set forth ten days after the appointment of the third arbiter. Should the two arbiters not be able to agree on the choice of the third, each arbiter shall nominate three persons of whom the other shall reject two. The third arbiter shall then be chosen by drawing lots. If the Respondent does not name its arbiter within 20 days, the Petitioner may designate the second arbiter. Arbitration shall take place in Hartford, Connecticut.

          (c) The arbiters shall apply the Commercial Arbitration Rules of the American Arbitration Association, except as may otherwise be agreed and stipulated by all of the disputing parties prior to commencement of any arbitration. The arbiters shall conduct the arbitration so that a final result, determination, finding, judgment and/or award is made or rendered as soon as practicable, but in no event later than 90 days after the third arbiter is chosen. The arbiters shall render their decision with 15 days of completion of the arbitration. The decision of the majority of the arbiters shall be binding upon the parties without appeal and may be entered as a judgment in any court of competent jurisdiction. If injunctive or other equitable relief is permitted under this Agreement or otherwise permissible under applicable law, either the arbiters or a court of competent jurisdiction (if an arbitration panel cannot be timely convened or is otherwise unavailable) shall be empowered to grant such injunctive or other equitable relief on a permanent, preliminary or temporary basis, as appropriate under the circumstances. The parties hereby irrevocably consent and submit to the jurisdiction of the courts of the State of Connecticut for all purposes relative to any arbitration and to any subsequent entry of judgment on any decision rendered pursuant thereto. The Petitioner and the Respondent each shall pay its own attorneys' and witnesses' fees and expenses and other expenses connected with the presentation of its case. The remaining costs of any arbitration, including the cost of the record or transcripts thereof, if any, administrative fees and other fees and expenses of the arbiters shall be shared equally between the Petitioner and the Respondent.

          SECTION 12.02 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, sent by reputable overnight express courier, charges prepaid, to the Stockholders at their addresses set forth on the Schedule of Stockholders, to MetLife at the address of MHH set forth on the Schedule of Stockholders, and to the other parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Acquiror or Acquiror Sub:

                    United HealthCare Corporation
                    9900 Bren Road East
                    Minnetonka, Minnesota 55343
                    Telecopier No.:  (612) 936-1745
                    Attention:  General Counsel

               With a copy to:

                    Dorsey & Whitney P.L.L.P.
                    220 South Sixth Street
                    Minneapolis, Minnesota 55402-1498
                    Telecopier No.:  (612) 340-8738
                    Attention:  David J. Lubben, Esq.

          (b)  If to the Company:

                    The MetraHealth Companies, Inc.
                    2000 Corporate Ridge
                    10th Floor, Suite 1000
                    McLean, VA 22102
                    Telecopier No.:  (203) 918-4298
                    Attention:  Chief Executive Officer

               With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, NY 10022
                    Telecopier No.:  (212) 735-2001
                    Attention:  Kenneth J. Bialkin, Esq.

          SECTION 12.03 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made without further approval of such stockholders which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties.

          SECTION 12.04 Waiver. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 12.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.06 Severability. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.07 Entire Agreement. This Agreement (together with the Exhibits, the Company, Acquiror and Stockholder Disclosure Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 12.08 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          SECTION 12.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 12.11 Best Efforts. No reference in this Agreement to "best efforts" shall require a person obligated to use its best efforts to incur unreasonable out-of-pocket expenses, to incur indebtedness or, except as expressly provided herein, to institute litigation or to consent generally to service of process in any jurisdiction.

          SECTION 12.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 12.13 Tax Treatment. Except as otherwise provided herein, any payments made pursuant to this Agreement shall, to the extent permitted by Law, be treated by the parties for all Tax purposes as part of or as an adjustment to the Merger Consideration.

                 *          *          *          *          *

          IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first written above.

                            UNITED HEALTHCARE CORPORATION

                            By      /s/William W. McGuire
                              ------------------------------------

                            Its
                               -----------------------------------



                            MONTANA ACQUISITION, INC.


                            By      /s/William W. McGuire
                              ------------------------------------

                            Its
                               -----------------------------------



                            THE METRAHEALTH COMPANIES, INC.


                            By      /s/K. L. Simmons
                              ------------------------------------

                            Its
                               -----------------------------------





                            THE TRAVELERS INSURANCE GROUP, INC.


                            By      /s/Jay S. Fishman
                              ------------------------------------

                            Its
                               -----------------------------------



                            THE TRAVELERS INSURANCE COMPANY


                            By      /s/Jay S. Fishman
                              ------------------------------------

                            Its
                               -----------------------------------

                            METLIFE HEALTHCARE HOLDINGS, INC.


                            By      /s/John D. Moynahan
                              ------------------------------------

                            Its
                               -----------------------------------


                            METROPOLITAN LIFE INSURANCE
                               COMPANY


                            By      /s/John D. Moynahan
                              ------------------------------------

                            Its
                               -----------------------------------